PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated September 30, 2014)	Registration No. 333-199033

3,595,506 Ordinary Shares Represented by 1,797,753 American Depositary Shares

We are offering 3,595,506 ordinary shares represented by 1,797,753 American Depositary Shares, or ADSs to selected institutional investors under securities purchase agreements dated December 2, 2014 between us and the investors. Each ADS represents two ordinary shares. See “Description of American Ordinary Shares” in the accompanying prospectus for more information.

The ADSs are listed on the NYSE MKT under the symbol “CANF.” On December 1, 2014, the closing price of the ADSs on the NYSE MKT was US$4.45 per ADS. Our ordinary shares also trade on the Tel Aviv Stock Exchange, or TASE, under the symbol “CFBI.”  On December 1, 2014, the last reported sale price of our ordinary shares on the TASE was NIS 8.349 or $2.133 per share (based on the exchange rate reported by the Bank of Israel on the same day).

Pursuant to General Instruction I.B.5 of Form F-3, the aggregate market value of our outstanding ordinary shares held by non-affiliates on November 21, 2014 was $13,838,468 based on 17,298,085 ordinary shares outstanding and held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 7 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

We have retained H.C. Wainwright & Co., LLC to act as our placement agent and we have also engaged Roth Capital Partners LLC to act as our financial advisor in connection with the offering. The placement agent has agreed to use its “best efforts” to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per ADS	Total
Public offering price	$4.45	$8,000,000.85
Placement agent’s fees (1)	$0.267	$480,000.05
Proceeds, before expenses, to us	$4.183	$7,520,000.80

(1)	We have agreed to reimburse the placement agent for certain expenses up to an amount equal to the lesser of $37,500 or 1% of the aggregate gross proceeds raised in this offering. In addition, we have agreed to issue to the placement agent unregistered warrants to purchase a number of ADSs equal to 5% of the aggregate number of ADSs sold in this offering. See “Plan of Distribution” on page S-13 of this prospectus supplement for more information regarding these arrangements.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about December 8, 2014.

H.C. WAINWRIGHT & CO.

The date of this prospectus supplement is December 2, 2014.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to a registration statement (No. 333-199033) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus provide specific information about the offering by us of our ordinary shares represented by ADSs under the shelf registration statement. This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein as described under the heading “Incorporation by Reference” and the additional information described under the heading, “Where You Can Find More Information” in this prospectus supplement, as well as any free writing prospectus prepared by or on behalf of us or to which we have referred you.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus, or any related free writing prospectus, are the property of their respective owners.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, unless the context otherwise requires:

●	references to “ADSs” refer to the Registrant’s American Depositary Shares;

●	references to “A3AR” refer to the A3 adenosine receptor;

●	references to the “Company,” “we,” “our” and “Can-fite” refer to Can-fite BioPharma Ltd. (the “Registrant”) and its consolidated subsidiaries;

●	references to “$” are to United States Dollars;

●	references to “HCC” refer to hepatocellular carcinoma, also known as primary liver cancer;

●	references to “HCV” refer to hepatitis C virus;

●	references to “ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, NIS 0.25 nominal (par) value per share;

●	references to “OA” refer to osteoarthritis;

●	references to “RA” refer to rheumatoid arthritis; and

●	references to “NIS” are to New Israeli Shekels, the Israeli currency.

We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Unless indicated otherwise by the context, all ordinary share, option, warrant and per share amounts as well as stock prices appearing in this prospectus supplement and accompanying prospectus have been adjusted to give retroactive effect to the share split for all periods presented.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview

We are a clinical-stage biopharmaceutical company focused on developing orally bioavailable small molecule therapeutic products for the treatment of autoimmune-inflammatory, oncological and ophthalmic diseases. Our platform technology utilizes the Gi protein associated A3AR as a therapeutic target. A3AR is highly expressed in inflammatory and cancer cells, and not significantly expressed in normal cells, suggesting that the receptor could be a unique target for pharmacological intervention. Our pipeline of drug candidates are synthetic, highly specific agonists and allosteric modulators, or ligands or molecules that initiate molecular events when binding with target proteins, targeting the A3AR.

Our product pipeline is based on the research of Dr. Pnina Fishman, who investigated a clinical observation that tumor metastasis can be found in most body tissues, but are rarely found in muscle tissue, which constitutes approximately 60% of human body weight. Dr. Fishman’s research revealed that one reason that striated muscle tissue is resistant to tumor metastasis is that muscle cells release small molecules which bind with high selectivity to the A3AR. As part of her research, Dr. Fishman also discovered that A3ARs have significant expression in tumor and inflammatory cells, whereas normal cells have low or no expression of this receptor. The A3AR agonists and allosteric modulators, currently our pipeline of drug candidates, bind with high selectivity and affinity to the A3ARs and upon binding to the receptor initiate down-stream signal transduction pathways resulting in apoptosis, or programmed cell death, of tumors and inflammatory cells and to the inhibition of inflammatory cytokines. Cytokines are proteins produced by cells that interact with cells of the immune system in order to regulate the body’s response to disease and infection. Overproduction or inappropriate production of certain cytokines by the body can result in disease. We have in-licensed certain patents and patent applications protecting three different A3AR ligands which represent our current pipeline of drug candidates under development and include two synthetic A3AR agonists, CF101 (known generically as IB-MECA) and CF102 (known generically as CI-IB-MECA) from the National Institutes of Health, or NIH, and an allosteric modulator at the A3AR, CF602 from Leiden University. In addition, we have out-licensed CF101 for (i) the treatment of autoimmune diseases to Seikagaku Corporation, a Japanese public corporation, or SKK, for the Japanese market, (ii) for the treatment of rheumatoid arthritis, or RA to Kwang Dong Pharmaceutical Co. Ltd., a South Korean limited company, or KD, for the Korean market and (iii) for the treatment of ophthalmic diseases to Eye-Fite, a wholly-owned subsidiary of OphthaliX for the global market.

Our product candidates, CF101, CF102 and CF602 are being developed to treat several autoimmune-inflammatory, oncological and ophthalmic indications. CF101 is in various stages of clinical development for the treatment of autoimmune-inflammatory diseases, including RA; psoriasis and osteoarthritis, or OA. CF101 is also being developed by OphthaliX for the treatment of ophthalmic indications, including glaucoma and uveitis. CF602 is our second generation allosteric drug candidate for the treatment of inflammatory diseases, which has shown proof of concept in in vitro and in vivo studies. The CF102 drug candidate is being developed for the treatment of hepatocellular carcinoma or HCC, and for the treatment of hepatitis c virus or HCV. In addition, we recently announced that we are planning to develop CF602 to treat sexual dysfunction. Preclinical studies revealed that our drug candidates have potential to treat additional inflammatory diseases, such as Crohn’s disease, oncological diseases and viral diseases, such as the JC virus, a virus that causes a potentially fatal brain disease in persons with an immunodeficiency.

We believe our pipeline of drug candidates represent a significant market opportunity. For instance, according to Visiongain, the world RA market size is predicted to generate revenues of $38.5 billion in 2017. According to GlobalData, the psoriasis drug market is forecasted to grow from $3.6 billion in 2010 to $6.7 billion by 2018. According to Global Industry Analysts, the global liver cancer drug market is expected to exceed $2 billion by 2015. GlobalData estimated the glaucoma market to exceed $3 billion by 2018.

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We believe that our drug candidates have certain unique characteristics and advantages over drugs currently available on the market and under development to treat these indications. To date, we have generated our pipeline by in-licensing, researching and developing two synthetic A3AR agonists, CF101 and CF102, and an allosteric modulator, CF602. For example, our technology platform is based on the finding that the A3AR is highly expressed in pathological cells, such as various tumor cell types and inflammatory cells. High A3AR expression levels are also found in peripheral blood mononuclear cells, or PBMCs, of patients with cancer, inflammatory and viral diseases. PBMCs are a critical part of the immune system required to fight infection. We believe that targeting the A3AR with synthetic and highly selective A3AR agonists, such as CF101 and CF102, and allosteric modulators, such as CF602, induces anti-cancer and anti-inflammatory effects. In addition, our human clinical data suggests that the A3AR is a biological marker and that high A3AR expression prior to treatment may be predictive of good patient response to our drug treatment. In fact, as a result of our research we have developed a simple blood assay to test for A3AR expression as a predictive biological marker. We have been granted a U.S. patent with respect to the intellectual property related to such assay and utilized this assay in our Phase IIb study of CF101 tor the treatment of RA.

Moreover, we believe characteristics of CF101, as exhibited in our clinical studies to date, including its good safety profile, clinical activity, simple and less frequent delivery through oral administration and its low cost of production, position it well against the competition in the autoimmune-inflammatory markets, including the RA and psoriasis markets, where treatments, when available, often include injectable drugs, many of which can be highly toxic, expensive and not always effective. Furthermore, pre-clinical pharmacology studies in different experimental animal models of arthritis revealed that CF101 acts as a disease modifying anti-rheumatic drug, or a DMARD, which, when coupled with its good safety profile, make it competitive in the psoriasis, RA and OA markets. Our recent findings also demonstrate that a biological predictive marker can be utilized prior to treatment with CF101, which may allow it to be used as a personalized medicine therapeutic approach for the treatment of RA. We also believe CF101 is well-positioned against some of the competition in the ophthalmic markets, in particular, glaucoma, where treatments, when available, often include frequent self-administered eye drops, which may be more difficult than taking pills and may result in less than the full dose of the drug actually entering the eye, have undesirable side effects and do not simultaneously treat the underlying cause and relieve the symptoms associated with the indication. Like CF101, CF102 has a good safety profile, is orally administered and has a low cost of production, which we believe positions it well in the HCC market, where only one drug, Nexavar, has been approved by the FDA.

Nevertheless, other drugs on the market, new drugs under development (including drugs that are in more advanced stages of development in comparison to our drug candidates) and additional drugs that were originally intended for other purposes, but were found effective for purposes targeted by us, may all be competitive to the current drugs in our pipeline. In fact, some of these drugs are well established and accepted among patients and physicians in their respective markets, are orally bioavailable, can be efficiently produced and marketed, and are relatively safe. None of our product candidates have been approved for sale or marketing and, to date, there have been no commercial sales of any of our product candidates.

Our research further suggests that A3AR affects pathological and normal cells differently. While specific A3AR agonists, such as CF101 and CF102, and allosteric modulators, such as CF602, appear to inhibit growth and induce apoptosis of cancer and inflammatory cells, normal cells are refractory, or unresponsive to the effects of these drugs. To date, the A3AR agonists have had a positive safety profile as a result of this differential effect.

We also seek to obtain technologies that complement and expand our existing technology base by entering into license agreements with academic institutions and biotechnology companies. To date, we have in-licensed intellectual property which protects certain small molecules, such as CF101 and CF102, from the NIH, and CF602 from Leiden University. Under our license agreements we are generally obligated to diligently pursue product development, make development milestone payments, pay royalties on any product sale and make payments upon the grant of sublicense rights. The scope of payments we are required to make under our in-licensing agreements is comprised of various components that are paid commensurate with the progressive development and commercialization of our drug products.

In addition to in-licensing, we have also out-licensed one of our molecules to third-parties to capitalize on the experience, capabilities and location of such third-parties. Similar to our obligations under any in-license agreements, pursuant to these out-licensing agreements, our licensees are generally obligated to diligently pursue product development, make up-front payments, make development milestone payments and pay royalties on sales. Accordingly, we expect to fund certain of our future operations through out-licensing arrangements with respect to our product candidates. To date, we have out-licensed CF101 for the treatment of autoimmune diseases for the Japanese market to SKK, and CF101 for the treatment of RA for the Korean market to KD and CF101 for ophthalmic diseases for the global market to OphthaliX.

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We are currently: (i) conducting a Phase II/III trial with respect to the development of CF101 for the treatment of psoriasis; (ii) preparing for a Phase III trial with respect to the development of CF101 for the treatment of RA; (iii) preparing for a Phase II study with respect to the development of CF101 for the treatment of OA; (iv) initiating a Phase II study with respect to the development of CF102 for the treatment of HCC (and as part of this study, we will also test CF102 in patients with both HCC and HCV); and (v) preparing for further preclinical work with respect to the development of CF602. OphthaliX is currently: (i) conducting a Phase II trial with respect to the development of CF101 for the treatment of glaucoma or related syndromes of ocular hypertension; and (ii) initiating a Phase II study of CF101 for the treatment of uveitis.

Our Strategy

Our strategy is to build a fully integrated biotechnology company that discovers, in-licenses and develops an innovative and effective small molecule drug portfolio of ligands that bind to a specific therapeutic target for the treatment of autoimmune-inflammatory, oncological, ophthalmic diseases and more. We continue to develop and test our existing pipeline, while also testing other indications for our existing drugs and examining, from time to time, the potential of other small molecules that may fit our platform technology of utilizing small molecules to target the A3AR. We generally focus on drugs with global market potential and we seek to create global partnerships to effectively assist us in developing our portfolio and to market our products. Our approach allows us to:

●	continue to advance our clinical and preclinical pipeline;

●	test our products for additional indications which fit our molecules’ mechanism of action;

●	identify other small molecule drugs or ligands;

●	focus on our product candidates closest to realizing their potential; and

●	avoid dependency on a small number of small molecules and indications.

Using this approach, we have successfully advanced our product candidates for a number of indications into various stages of clinical development. Specific elements of our current strategy include the following:

Successful development of our existing portfolio of small molecule orally bioavailable drugs for the treatment of various diseases. We intend to continue to develop our existing portfolio of small molecule orally bioavailable drugs, both for existing targeted diseases, as well as other potential indications. Our drug development will continue to focus on inflammatory, oncological and ophthalmic diseases. We will focus most prominently on advancing our product candidates that are in the most advanced stages, i.e., plaque psoriasis and RA (and later posterior uveitis and glaucoma) with respect to CF101, and HCC with respect to CF102. Following the recent announcement of top-line results that CF101 did not meet the dry eye syndrome or DES Phase III primary and secondary efficacy end-points, Ophthalix decided to end the development of CF101 for DES.

Use our expertise with our platform technology to evaluate in-licensing opportunities. We continuously seek attractive product candidates and innovative technologies to in-license or acquire. We intend to focus on product candidates that would be synergistic with our A3AR expertise. We believe that by pursuing selective acquisitions of technologies in businesses that complement our own, we will be able to enhance our competitiveness and strengthen our market position. We intend to utilize our expertise in A3AR and our pharmacological expertise to validate new classes of small molecule orally bioavailable drugs. We will then seek to grow our product candidate portfolio by attempting to in-license those various candidates and to develop them for a variety of indications.

Primarily develop products that target major global markets. Our existing product candidates are almost all directed at diseases that have major global markets. Our intent is to continue to develop products that target diseases that affect significant populations using our platform technology. We believe these arrangements will allow us to share the high development cost, minimize the risk of failure and enjoy our partners’ marketing capabilities, while also enabling us to treat a more significant number of persons. We believe further that this strategy will increase the likelihood of advancing clinical development and potential commercialization of our product candidates.

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Commercialize our product candidates throughout-licensing arrangements. We have entered into two out-licensing arrangements with major pharmaceutical companies in the Far East. We intend to continue to commercialize our product candidates throughout-licensing arrangements with third parties who may perform any or all of the following tasks: completing development, securing regulatory approvals, manufacturing, marketing and sales. We do not intend to develop our own manufacturing facilities or sales forces. If appropriate, we may enter into co-development and similar arrangements with respect to any product candidate with third parties or commercialize a product candidate ourselves. We believe these arrangements will allow us to share the high development cost, minimize the risk of failure and enjoy our partners’ marketing capabilities. We believe further that this strategy will increase the likelihood of advancing clinical development and potential commercialization of our product candidates.

Our Product Pipeline

The table below sets forth our current pipeline of product candidates, including the target indication and status of each.

Clinical Application/Drug	Pre-Clinical	Phase I	Phase II	Phase III
Autoimmune-Inflammatory
Psoriasis - CF101(1)

Rheumatoid Arthritis - CF101(2)

Osteoarthritis - CF101(3)

Inflammation and Sexual Dysfunction - CF602 (4)
Oncology
HCC - CF102(5)
Ophthalmology(6)
Glaucoma - CF101(7)

Uveitis - CF101(8)

Completed

On-going

Preparatory work

(1)	We are conducting a Phase II/III trial with respect to the development of CF101 for the treatment of psoriasis.

(2)	We are preparing for a Phase III trial with respect to the development of CF101 for the treatment of RA.

(3)	We are preparing for a Phase II study with respect to the development of CF101 for the treatment of OA.

(4)	We are preparing for further preclinical work with respect to the development of CF602.

(5)	We are initiating a Phase II study with respect to the development of CF102 for the treatment of HCC (and as part of this study, we will also test CF102 in patients with both HCC and HCV).

(6)	OphthaliX, an 82% owned subsidiary of ours, develops CF101 for ophthalmic indications.

(7)	OphthaliX is conducting a Phase II trial with respect to the development of CF101 for the treatment of glaucoma or related syndromes of ocular hypertension.

(8)	OpthlaliX is initiating a Phase II study of CF101 for the treatment of uveitis.

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The Offering

The following summary contains basic information about our securities and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our ADSs, you should read the section of the accompanying prospectus entitled “Description of American Depositary Shares.”

Issuer	Can-Fite BioPharma Ltd.

Securities we are offering	3,595,506 ordinary shares represented by 1,797,753 ADSs.

Offering price	$4.45 per ADS.

Use of Proceeds

We estimate the net proceeds from this offering will be approximately $7,250,000, after deducting estimated placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development, clinical trials and general and administrative expenses. See “Use of Proceeds”.

Ordinary shares to be outstanding after this offering	21,316,577 shares (which excludes 446,827 ordinary shares held in treasury).

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 7 of the accompanying prospectus, for a discussion of certain factors you should consider before investing in our securities.

Listings	Our ADSs are listed on the NYSE MKT under the symbol ‘‘CANF.’’ Our ordinary shares currently trade on the TASE under the symbol ‘‘CFBI.’’

Depositary	The Bank of New York Mellon

For each ADS purchased in this offering, investors will receive an unregistered warrant to purchase one ordinary share represented by one-half ADS. The warrants have an exercise price of $4.45 per ADS, are exercisable immediately and will expire five years from the date of issuance.

The number of ordinary shares outstanding after this offering is based 17,721,071 ordinary shares outstanding as of December 1, 2014, and excludes:

●	446,827 ordinary shares held in treasury;

●	1,094,736 ordinary shares issuable upon the exercise of stock options outstanding as of December 1, 2014 at a weighted-average exercise price of $3.84 per share;

●	6,093,878 ordinary shares issuable upon the exercise of warrants outstanding as of December 1, 2014 at a weighted-average exercise price of $3.17 per share which includes 1,080,668 ordinary shares represented by ADSs issuable upon the exercise of warrants;

●	956,634 additional ordinary shares available for future issuance as of December 1, 2014 under our 2003 Share Option Plan; and

●	1,797,753 ordinary shares represented by 898,877 ADSs issuable upon exercise of unregistered warrants to be issued to the investors in a private placement concurrently with this offering, at an exercise price of $4.45 per ADS; and

●	179,776 ordinary shares represented by 89,888 ADSs issuable upon exercise of an unregistered warrant to be issued to the placement agent in connection with this offering, at an exercise price of $4.45 per ADS.

Unless otherwise indicated, all information in this prospectus supplement assumes:

●	no exercise of the outstanding options or warrants described above;

●	no exercise of the placement agent’s warrant.

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RISK FACTORS

An investment in our securities involves significant risks. Before making an investment in our securities, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our securities, please review the additional risk factors disclosed below and the information under the heading “Risk Factors” in the accompanying prospectus. In addition, please read “About this Prospectus Supplement” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations results of operations, financial condition and prospects.

Risks Relating to the ADSs and this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The investors in this offering will pay a substantially higher price than the book value of the ADSs.

If you purchase shares of the ADSs in this offering, you will incur an immediate and substantial dilution in net tangible book value. Our net tangible book value was $2,982,000 per ADS as of September 30, 2014. Upon the sale by us of all 1,797,753 ADSs offered hereby at a price to the public of $4.45 per ADS, and after deducting the placement agent fees and expenses payable by us, our adjusted net tangible book value as of September 30, 2014 would have been approximately $0.77 per ADS.

A substantial number of ADSs may be sold in this offering, which could cause the price of our ADSs or ordinary shares to decline.

In this offering we will sell 3,595,506 ordinary shares represented by 1,797,753 ADSs which represent approximately 17% of our outstanding ordinary shares as of December 1, 2014 after giving effect to the sale of the ordinary shares represented by ADSs. In addition, for each ADS purchased in this offering, investors will receive an unregistered warrant to purchase one ordinary share represented by one-half ADS. This sale and any future sales of a substantial number of ADSs or ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on the NYSE MKT or our ordinary shares on the TASE. We cannot predict the effect, if any, that market sales of those ADSs or ordinary shares or the availability of those ADSs or ordinary shares for sale will have on the market price of the ADSs or our ordinary shares.

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Issuance of additional equity securities may adversely affect the market price of the ADSs or ordinary shares.

We are currently authorized to issue 40,000,000 ordinary shares. As of December 1, 2014, we had 17,721,071 ordinary shares issued and outstanding, excluding treasury shares and shares issuable upon the exercise of our outstanding warrants and options, and we had no preferred shares outstanding. As of December 1, 2014, we also had 6,093,878 warrants and 1,094,736 options outstanding, of which 1,067,720 options are currently fully vested or vest within the next 60 days.

To the extent that ADSs or ordinary shares are issued or options and warrants are exercised, holders of the ADSs and our ordinary shares will experience dilution. In addition, in the event of any future issuances of equity securities or securities convertible into or exchangeable for ADSs or ordinary shares, holders of the ADSs or our ordinary shares may experience dilution. We also consider from time to time various strategic alternatives that could involve issuances of additional ADSs or ordinary shares, including but not limited to acquisitions and business combinations, but do not currently have any definitive plans to enter into any of these transactions.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ADSs or ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and for future stock repurchases and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ADSs or ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ADSs or ordinary shares and may lose the entire amount of your investment.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the U.S. Securities and Exchange Commission, or the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus supplement and accompanying prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.” The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our preclinical studies, clinical trials and other product candidate development efforts;

●	our ability to advance our product candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

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●	our receipt of regulatory approvals for our product candidates, and the timing of other regulatory filings and approvals;

●	the clinical development, commercialization and market acceptance of our product candidates;

●	our ability to establish and maintain corporate collaborations;

●	the implementation of our business model and strategic plans for our business and product candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	competitive companies, technologies and our industry; and

●	statements as to the impact of the political and security situation in Israel on our business.

Any forward-looking statement speaks only as of the date on which that statement is made.  We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the Tel Aviv Stock Exchange, or TASE, under the symbol “CFBI” since October 2005.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the TASE in NIS and U.S. dollars. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. As of December 1, 2014, we had 17,721,071 ordinary shares outstanding (excluding 446,827 ordinary shares held as treasury shares). See “Description of Share Capital” in the accompanying prospectus for a detailed description of the rights attaching to the shares.

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We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Reported prices in the table below have been adjusted to give retroactive effect to the share split.

	NIS		U.S.$
	Price Per Ordinary Share (1)		Price Per Ordinary Share (1)
	High	Low	High	Low
Annual:
2013	15.600	6.217	4.453	1.725
2012	12.400	7.325	3.225	1.800
2011	23.000	9.125	6.350	2.450
2010	19.000	11.800	5.225	3.100
2009	40.250	6.600	9.625	1.725

Quarterly:
Third Quarter 2014	7.068	6.023	1.958	1.634
Second Quarter 2014	10.480	6.018	3.018	1.749
First Quarter 2014	11.140	8.683	3.198	2.482
Fourth Quarter 2013	15.600	9.700	4.453	2.789
Third Quarter 2013	8.571	6.217	2.423	1.725
Second Quarter 2013	8.450	6.752	2.336	1.859
First Quarter 2013	10.825	8.000	2.900	2.198
Fourth Quarter 2012	10.975	7.750	2.900	2.075
Third Quarter 2012	9.975	7.325	2.475	1.800
Second Quarter 2012	11.900	7.600	3.175	1.925
First Quarter 2012	12.400	9.450	3.225	2.550

Most Recent Six Months:
November 2014	8.800	4.495	2.296	1.175
October 2014	6.042	5.350	1.425	1.645
September 2014	7.068	6.023	1.958	1.634
August 2014	6.808	6.202	1.908	1.816
July 2014	7.059	6.161	2.062	1.797
June 2014	7.307	6.018	2.102	1.749

(1)	We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Reported prices in the table below have been adjusted to give retroactive effect to the share split.

On December 1, 2014, the last reported sales price of our ordinary shares on the TASE was NIS 8.349 per share, or $2.133 per share (based on the exchange rate reported by the Bank of Israel on the same day).

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PRICE RANGE OF THE ADSs

On October 2, 2012, the ADSs began trading over the counter, or OTC, in the United States under the symbol “CANFY” and on November 19, 2013, the ADSs began trading on the NYSE MKT under the symbol “CANF.” As of December 1, 2014 we had 3,092,231 ADSs outstanding. One ADS represents two ordinary shares. See “Description of Share Capital” in the accompanying prospectus for a description of the rights attaching to the ADSs.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of the ADSs on the OTC and NYSE MKT in U.S. dollars.

	U.S.$
	Price Per ADS (1)
	High	Low
Annual:
2013	8.60	3.30
2012 (from October 2, 2012)	5.50	4.74

Quarterly:
Third Quarter 2014	4.80	2.41
Second Quarter 2014	6.10	3.49
First Quarter 2014	6.50	4.85
Fourth Quarter 2013	8.60	5.54
Third Quarter 2013	5.03	3.30
Second Quarter 2013	5.15	3.87
First Quarter 2013	5.10	4.50
Fourth Quarter 2012 (from October 2, 2012)	5.50	4.74

Most Recent Six Months:
November 2014	4.80	2.41
October 2014	3.28	2.78
September 2014	4.00	3.21
August 2014	3.96	3.56
July 2014	4.21	3.50
June 2014	4.05	3.49

(1)	We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Reported prices in the table below have been adjusted to give retroactive effect to the share split.

On December 1, 2014, the last reported sales price of the ADSs on the NYSE MKT was $4.45 per ADS.

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USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $7,250,000, after deducting estimated placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development, clinical trials and general and administrative expenses. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2014:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the completion of this offering based on a public offering price of $4.45 per ADS, after deducting the placement agent fees and estimated offering expenses payable by us.

The following depiction of our capitalization on an as adjusted basis as of September 30, 2014 reflects only the net proceeds from this offering, and does not reflect exercise of any options or warrants or any other transactions impacting our capital structure subsequent to September 30, 2014. The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

	As of September 30, 2014
	(Actual)	(Adjusted)
	(U.S.$
	in thousands)
Long-term liabilities:	410	2,477

Shareholders’ equity:
Share capital	1,229	1,454
Share Premium	75,731	80,729
Capital reserve	4,385	4,592
Warrants	2,612	2,612
Treasury shares at cost	(982)	(982)
Accumulated other comprehensive loss	(149)	(149)
Accumulated deficit	(80,314)	(80,561)
Non-controlling interests	470	470
Total shareholder’s equity	2,982	8,165

Total capitalization (long-term liabilities and equity)	3,392	10,642

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DILUTION

If you invest in the ADSs, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding ordinary shares as represented by ADSs.

Our net tangible book value as of September 30, 2014 was $2,982,000, or $0.34 per ADS. After giving effect to the sale of the ADSs in the aggregate amount of approximately $8,000,000 at an offering price of $4.45 per ADS, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2014 would have been $8,165,000, or $0.77 per ordinary share. This represents an immediate increase in the net tangible book value of $0.43 per ADS to our existing shareholders and an immediate and substantial dilution in net tangible book value of $3.68 per ADS to new investors. The following table illustrates this per share dilution:

Offering price per ADS		$4.45
Net tangible book value per ADS as of September 30, 2014	$0.34
Increase in net tangible book value per ADS after this offering	$0.43

As-adjusted net tangible book value per ADS as of September 30, 2014, after giving effect to this offering		$0.77

Dilution per Ads to new investors in this offering		$3.68

The above discussion and table are based on 17,721,071 shares outstanding as of December 1, 2014 and exclude the following:

●	446,827 ordinary shares held in treasury;

●	1,094,736 ordinary shares issuable upon the exercise of stock options outstanding as of December 1, 2014 at a weighted-average exercise price of $3.84 per share;

●	6,093,878 ordinary shares issuable upon the exercise of warrants outstanding as of December 1, 2014 at a weighted-average exercise price of $3.17 per share which includes 1,080,668 ordinary shares represented by ADSs issuable upon the exercise of warrants;

●	956,634 additional ordinary shares available for future issuance as of December 1, 2014 under our 2003 Share Option Plan;

●	1,797,753 ordinary shares represented by 898,877 ADSs issuable upon exercise of unregistered warrants to be issued to the investors in a private placement concurrently with this offering, at an exercise price of $4.45 per ADS; and

●	179,776 ordinary shares represented by 89,888 ADSs issuable upon exercise of an unregistered warrant to be issued to the placement agent in connection with this offering, at an exercise price of $4.45 per ADS.

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to new investors may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of ADSs we are offering.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our ordinary shares or outstanding warrants to purchase our ADSs or ordinary shares. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors.

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PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of December 2, 2014, we have engaged H.C. Wainwright & Co., LLC, or H. C. Wainwright, as our placement agent for this offering. H.C. Wainwright is not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares other than the use their “best efforts” to arrange for the sale of share by us. Therefore, we may not sell the entire amount of shares being offered. H.C. Wainwright may engage one or more sub-agents or selected dealers to assist with the offering. We have also engaged Roth Capital Partners LLC, or Roth, to act as our financial advisor in connection with the offering. For its services to us, at our request, the placement agent has agreed to relinquish to Roth one half of its cash transaction fee and compensation warrants, as described below.

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to six percent (6%) of the gross proceeds to us from the sale of the shares in the offering. We will reimburse H.C. Wainwright for its expenses incurred in connection with this offering in an amount equal to the lesser of $37,500 or 1% of the aggregate gross proceeds raised in this offering.

In addition, we agreed to grant unregistered compensation warrants to the placement agent to purchase a number of ADSs equal to five percent (5%) of the aggregate number of ADSs sold to the investors in this offering. The compensation warrants will have an exercise price of $4.45 per ADS. Pursuant to FINRA Rule 5110(g), the compensation warrants and any shares issued upon exercise of the compensation warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

●	if the aggregate amount of securities of our company held by the holder of the compensation warrants or related persons do not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The engagement letter agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing description of the engagement agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to such, a copy of which is attached as an exhibit to our Report on Form 6-K being filed with the SEC in connection with this offering and is incorporated herein by reference.

The depositary for the ADSs to be issued in this offering is The Bank of New York Mellon.

EXPERTS

The consolidated financial statements of Can-fite BioPharma Ltd. and its subsidiaries as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 incorporated by reference in this prospectus supplement and accompanying prospectus have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst &Young Global, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Kantor & Co., Ramat Gan, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the placement agent in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act covering the ordinary shares represented by ADSs to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. You may review and copy the registration statement, reports and other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC's Web site at http://www.sec.gov.

In addition, since our ordinary shares are traded on the TASE, in the past we filed Hebrew language periodic and immediate reports with, and furnished information to, the TASE and the Israel Securities Authority, or the ISA, as required under Chapter Six of the Israel Securities Law, 1968.  On March 31, 2014, we transitioned solely to U.S. reporting standards in accordance with an applicable exemption under the Israel Securities Law.  Copies of our SEC filings and submissions are now submitted to the Israeli Securities Authority and TASE.  Such copies can be retrieved electronically through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il) and the TASE website (maya.tase.co.il).

 We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference are:

(1)	Our annual report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 31, 2014;

(2)	Our Form 6-Ks filed with the SEC on April 21, 2014, April 29, 2014, May 7, 2014, May 29, 2014, May 30, 2014, June 2, 2014, June 9, 2014, June 17, 2014, July 8, 2014, July 10, 2014, July 14, 2014, August 6, 2014, September 2, 2014, September 5, 2014, September 17, 2014, September 30, 2014, November 18, 2014, November 18, 2014 and December 1, 2014;

(3)	the description of the ADSs and ordinary shares contained in our Form 8-A filed with the SEC on November 15, 2013 including any amendment or report filed for the purpose of updating such description;

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As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Can-Fite BioPharma Ltd.

10 Bareket Street, Kiryat Matalon

PO Box 7537

Petach Tikva, Israel

Tel: + 972 3 924-1114

Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees, we expect to incur in connection with the offering.

Securities and Exchange Commission registration fee	$6,440
FINRA filing fee	$8,000
NYSE MKT additional listing fee	$33,530
Legal fees and expenses	$137,500
Depositary fees	$17,977
Accounting fees and expenses	$25,000
Printing expenses	$2,500	*
Miscellaneous	$15,000	*

Total	$249,947	*

* denotes estimate

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PROSPECTUS

$50,000,000

Ordinary Shares

Ordinary Shares Represented by American Depositary Shares

Warrants

Units

We may offer, issue and sell from time to time up to US$50,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, including in the form of American Depositary Shares, or ADSs, number of warrants to purchase ordinary shares, including in the form of ADSs, and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents two ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be permitted to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can More Find Information About Us,” before you make your investment decision.

The ADSs are listed on the NYSE MKT under the symbol “CANF.” On September 29, 2014, the closing price of the ADSs on the NYSE MKT was US$3.24 per ADS. Our ordinary shares also trade on the Tel Aviv Stock Exchange, or TASE, under the symbol “CFBI”  On September 29, 2014, the last reported sale price of our ordinary shares on the TASE was NIS 6.023 or $1.634 per share (based on the exchange rate reported by the Bank of Israel on September 29, 2014). The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE MKT or any other securities market or other exchanges of the securities, if any, covered by the prospectus supplement. There is currently no market through which warrants may be sold and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation.

We may sell these securities directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable prospectus supplement.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus to read about factors you should consider before purchasing any of the securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2014

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation By Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

In this prospectus, unless the context otherwise requires:

●	references to “ADSs” refer to the Registrant’s American Depositary Shares;

●	references to “A3AR” refer to the A3 adenosine receptor;

●	references to the “Company,” “we,” “our” and “Can-fite” refer to Can-fite BioPharma Ltd. (the “Registrant”) and its consolidated subsidiaries;

●	references to “$” are to United States Dollars;

●	references to “HCC” refer to hepatocellular carcinoma, also known as primary liver cancer;

●	references to “HCV” refer to hepatitis C virus;

●	references to “ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, NIS 0.25 nominal (par) value per share;

●	references to “OA” refer to osteoarthritis;

●	references to “RA” refer to rheumatoid arthritis; and

●	references to “NIS” are to New Israeli Shekels, the Israeli currency.

We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Unless indicated otherwise by the context, all ordinary share, option, warrant and per share amounts as well as stock prices appearing in this prospectus have been adjusted to give retroactive effect to the share split for all periods presented.

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OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

Overview

We are a clinical-stage biopharmaceutical company focused on developing orally bioavailable small molecule therapeutic products for the treatment of autoimmune-inflammatory, oncological and ophthalmic diseases. Our platform technology utilizes the Gi protein associated A3AR as a therapeutic target. A3AR is highly expressed in inflammatory and cancer cells, and not significantly expressed in normal cells, suggesting that the receptor could be a unique target for pharmacological intervention. Our pipeline of drug candidates are synthetic, highly specific agonists and allosteric modulators, or ligands or molecules that initiate molecular events when binding with target proteins, targeting the A3AR.

Our product pipeline is based on the research of Dr. Pnina Fishman, who investigated a clinical observation that tumor metastasis can be found in most body tissues, but are rarely found in muscle tissue, which constitutes approximately 60% of human body weight. Dr. Fishman’s research revealed that one reason that striated muscle tissue is resistant to tumor metastasis is that muscle cells release small molecules which bind with high selectivity to the A3AR. As part of her research, Dr. Fishman also discovered that A3ARs have significant expression in tumor and inflammatory cells, whereas normal cells have low or no expression of this receptor. The A3AR agonists and allosteric modulators, currently our pipeline of drug candidates, bind with high selectivity and affinity to the A3ARs and upon binding to the receptor initiate down-stream signal transduction pathways resulting in apoptosis, or programmed cell death, of tumors and inflammatory cells and to the inhibition of inflammatory cytokines. Cytokines are proteins produced by cells that interact with cells of the immune system in order to regulate the body’s response to disease and infection. Overproduction or inappropriate production of certain cytokines by the body can result in disease. We have in-licensed certain patents and patent applications protecting three different A3AR ligands which represent our current pipeline of drug candidates under development and include two synthetic A3AR agonists, CF101 (known generically as IB-MECA) and CF102 (known generically as CI-IB-MECA) from the NIH, and an allosteric modulator at the A3AR, CF602 from Leiden University. In addition, we have out-licensed CF101 for (i) the treatment of autoimmune diseases to Seikagaku Corporation, a Japanese public corporation, or SKK, for the Japanese market, (ii) for the treatment of rheumatoid arthritis, or RA to Kwang Dong Pharmaceutical Co. Ltd., a South Korean limited company, or KD, for the Korean market and (iii) for the treatment of ophthalmic diseases to Eye-Fite, a wholly-owned subsidiary of OphthaliX for the global market.

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Our product candidates, CF101, CF102 and CF602 are being developed to treat several autoimmune-inflammatory, oncological and ophthalmic indications. CF101 is in various stages of clinical development for the treatment of autoimmune-inflammatory diseases, including RA; psoriasis and osteoarthritis, or OA. CF101 is also being developed by OphthaliX for the treatment of ophthalmic indications, including glaucoma and uveitis. CF602 is our second generation allosteric drug candidate for the treatment of inflammatory diseases, which has shown proof of concept in in vitro and in vivo studies. The CF102 drug candidate is being developed for the treatment of HCC, and for the treatment of HCV. In addition, we recently announced that we are planning to develop CF602 to treat sexual dysfunction. Preclinical studies revealed that our drug candidates have potential to treat additional inflammatory diseases, such as Crohn’s disease, oncological diseases and viral diseases, such as the JC virus, a virus that causes a potentially fatal brain disease in persons with an immunodeficiency.

We believe our pipeline of drug candidates represent a significant market opportunity. For instance, according to Visiongain, the world RA market size is predicted to generate revenues of $38.5 billion in 2017. According to GlobalData, the psoriasis drug market is forecasted to grow from $3.6 billion in 2010 to $6.7 billion by 2018. According to Global Industry Analysts, the global liver cancer drug market is expected to exceed $2 billion by 2015. GlobalData estimated the glaucoma market to exceed $3 billion by 2018.

We believe that our drug candidates have certain unique characteristics and advantages over drugs currently available on the market and under development to treat these indications. To date, we have generated our pipeline by in-licensing, researching and developing two synthetic A3AR agonists, CF101 and CF102, and an allosteric modulator, CF602. For example, our technology platform is based on the finding that the A3AR is highly expressed in pathological cells, such as various tumor cell types and inflammatory cells. High A3AR expression levels are also found in peripheral blood mononuclear cells, or PBMCs, of patients with cancer, inflammatory and viral diseases. PBMCs are a critical part of the immune system required to fight infection. We believe that targeting the A3AR with synthetic and highly selective A3AR agonists, such as CF101 and CF102, and allosteric modulators, such as CF602, induces anti-cancer and anti-inflammatory effects. In addition, our human clinical data suggests that the A3AR is a biological marker and that high A3AR expression prior to treatment may be predictive of good patient response to our drug treatment. In fact, as a result of our research we have developed a simple blood assay to test for A3AR expression as a predictive biological marker. We have been granted a U.S. patent with respect to the intellectual property related to such assay and utilized this assay in our Phase IIb study of CF101 tor the treatment of RA.

Moreover, we believe characteristics of CF101, as exhibited in our clinical studies to date, including its good safety profile, clinical activity, simple and less frequent delivery through oral administration and its low cost of production, position it well against the competition in the autoimmune-inflammatory markets, including the RA and psoriasis markets, where treatments, when available, often include injectable drugs, many of which can be highly toxic, expensive and not always effective. Furthermore, pre-clinical pharmacology studies in different experimental animal models of arthritis revealed that CF101 acts as a disease modifying anti-rheumatic drug, or a DMARD, which, when coupled with its good safety profile, make it competitive in the psoriasis, RA and OA markets. Our recent findings also demonstrate that a biological predictive marker can be utilized prior to treatment with CF101, which may allow it to be used as a personalized medicine therapeutic approach for the treatment of RA. We also believe CF101 is well-positioned against some of the competition in the ophthalmic markets, in particular, glaucoma, where treatments, when available, often include frequent self-administered eye drops, which may be more difficult than taking pills and may result in less than the full dose of the drug actually entering the eye, have undesirable side effects and do not simultaneously treat the underlying cause and relieve the symptoms associated with the indication. Like CF101, CF102 has a good safety profile, is orally administered and has a low cost of production, which we believe positions it well in the HCC market, where only one drug, Nexavar, has been approved by the FDA.

Nevertheless, other drugs on the market, new drugs under development (including drugs that are in more advanced stages of development in comparison to our drug candidates) and additional drugs that were originally intended for other purposes, but were found effective for purposes targeted by us, may all be competitive to the current drugs in our pipeline. In fact, some of these drugs are well established and accepted among patients and physicians in their respective markets, are orally bioavailable, can be efficiently produced and marketed, and are relatively safe. None of our product candidates have been approved for sale or marketing and, to date, there have been no commercial sales of any of our product candidates.

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Our research further suggests that A3AR affects pathological and normal cells differently. While specific A3AR agonists, such as CF101 and CF102, and allosteric modulators, such as CF602, appear to inhibit growth and induce apoptosis of cancer and inflammatory cells, normal cells are refractory, or unresponsive to the effects of these drugs. To date, the A3AR agonists have had a positive safety profile as a result of this differential effect.

We also seek to obtain technologies that complement and expand our existing technology base by entering into license agreements with academic institutions and biotechnology companies. To date, we have in-licensed intellectual property which protects certain small molecules, such as CF101 and CF102, from the NIH, and CF602 from Leiden University. Under our license agreements we are generally obligated to diligently pursue product development, make development milestone payments, pay royalties on any product sale and make payments upon the grant of sublicense rights. The scope of payments we are required to make under our in-licensing agreements is comprised of various components that are paid commensurate with the progressive development and commercialization of our drug products.

In addition to in-licensing, we have also out-licensed one of our molecules to third-parties to capitalize on the experience, capabilities and location of such third-parties. Similar to our obligations under any in-license agreements, pursuant to these out-licensing agreements, our licensees are generally obligated to diligently pursue product development, make up-front payments, make development milestone payments and pay royalties on sales. Accordingly, we expect to fund certain of our future operations through out-licensing arrangements with respect to our product candidates. To date, we have out-licensed CF101 for the treatment of autoimmune diseases for the Japanese market to SKK, and CF101 for the treatment of RA for the Korean market to KD and CF101 for ophthalmic diseases for the global market to OphthaliX.

We are currently: (i) conducting a Phase II/III trial with respect to the development of CF101 for the treatment of psoriasis; (ii) preparing for a Phase III trial with respect to the development of CF101 for the treatment of RA; (iii) preparing for a Phase II study with respect to the development of CF101 for the treatment of OA; (iv) preparing for a Phase II study with respect to the development of CF102 for the treatment of HCC (and as part of this study, we will also test CF102 in patients with both HCC and HCV); and (v) preparing for further preclinical work with respect to the development of CF602. OphthaliX is currently: (i) conducting a Phase II trial with respect to the development of CF101 for the treatment of glaucoma or related syndromes of ocular hypertension; and (ii) initiating a Phase II study of CF101 for the treatment of uveitis.

Our Strategy

Our strategy is to build a fully integrated biotechnology company that discovers, in-licenses and develops an innovative and effective small molecule drug portfolio of ligands that bind to a specific therapeutic target for the treatment of autoimmune-inflammatory, oncological, ophthalmic diseases and more. We continue to develop and test our existing pipeline, while also testing other indications for our existing drugs and examining, from time to time, the potential of other small molecules that may fit our platform technology of utilizing small molecules to target the A3AR. We generally focus on drugs with global market potential and we seek to create global partnerships to effectively assist us in developing our portfolio and to market our products. Our approach allows us to:

●	continue to advance our clinical and preclinical pipeline;

●	test our products for additional indications which fit our molecules’ mechanism of action;

●	identify other small molecule drugs or ligands;

●	focus on our product candidates closest to realizing their potential; and

●	avoid dependency on a small number of small molecules and indications.

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Using this approach, we have successfully advanced our product candidates for a number of indications into various stages of clinical development. Specific elements of our current strategy include the following:

Successful development of our existing portfolio of small molecule orally bioavailable drugs for the treatment of various diseases. We intend to continue to develop our existing portfolio of small molecule orally bioavailable drugs, both for existing targeted diseases, as well as other potential indications. Our drug development will continue to focus on inflammatory, oncological and ophthalmic diseases. We will focus most prominently on advancing our product candidates that are in the most advanced stages, i.e., plaque psoriasis and RA (and later posterior uveitis and glaucoma) with respect to CF101, and HCC with respect to CF102. Following the recent announcement of top-line results that CF101 did not meet the DES Phase III primary and secondary efficacy end-points, Ophthalix decided to end the development of CF101 for DES.

Use our expertise with our platform technology to evaluate in-licensing opportunities. We continuously seek attractive product candidates and innovative technologies to in-license or acquire. We intend to focus on product candidates that would be synergistic with our A3AR expertise. We believe that by pursuing selective acquisitions of technologies in businesses that complement our own, we will be able to enhance our competitiveness and strengthen our market position. We intend to utilize our expertise in A3AR and our pharmacological expertise to validate new classes of small molecule orally bioavailable drugs. We will then seek to grow our product candidate portfolio by attempting to in-license those various candidates and to develop them for a variety of indications.

Primarily develop products that target major global markets. Our existing product candidates are almost all directed at diseases that have major global markets. Our intent is to continue to develop products that target diseases that affect significant populations using our platform technology. We believe these arrangements will allow us to share the high development cost, minimize the risk of failure and enjoy our partners’ marketing capabilities, while also enabling us to treat a more significant number of persons. We believe further that this strategy will increase the likelihood of advancing clinical development and potential commercialization of our product candidates.

Commercialize our product candidates throughout-licensing arrangements. We have entered into two out-licensing arrangements with major pharmaceutical companies in the Far East. We intend to continue to commercialize our product candidates throughout-licensing arrangements with third parties who may perform any or all of the following tasks: completing development, securing regulatory approvals, manufacturing, marketing and sales. We do not intend to develop our own manufacturing facilities or sales forces. If appropriate, we may enter into co-development and similar arrangements with respect to any product candidate with third parties or commercialize a product candidate ourselves. We believe these arrangements will allow us to share the high development cost, minimize the risk of failure and enjoy our partners’ marketing capabilities. We believe further that this strategy will increase the likelihood of advancing clinical development and potential commercialization of our product candidates.

Our Product Pipeline

The table below sets forth our current pipeline of product candidates, including the target indication and status of each.

Clinical Application/Drug	Pre-Clinical	Phase I	Phase II	Phase III
Autoimmune-Inflammatory
Psoriasis - CF101(1)

Rheumatoid Arthritis - CF101(2)

Osteoarthritis - CF101(3)

Inflammation and Sexual Dysfunction - CF602 (4)
Oncology
HCC - CF102(5)
Ophthalmology(6)
Glaucoma - CF101(7)

Uveitis - CF101(8)

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Completed

On-going

Preparatory work

(1)	We are conducting a Phase II/III trial with respect to the development of CF101 for the treatment of psoriasis.

(2)	We are preparing for a Phase III trial with respect to the development of CF101 for the treatment of RA.

(3)	We are preparing for a Phase II study with respect to the development of CF101 for the treatment of OA.

(4)	We are preparing for further preclinical work with respect to the development of CF602.

(5)	We are preparing for a Phase II study with respect to the development of CF102 for the treatment of HCC (and as part of this study, we will also test CF102 in patients with both HCC and HCV).

(6)	OphthaliX, an 82% owned subsidiary of ours, develops CF101 for ophthalmic indications.

(7)	OphthaliX is conducting a Phase II trial with respect to the development of CF101 for the treatment of glaucoma or related syndromes of ocular hypertension.

(8)	OpthlaliX is initiating a Phase II study of CF101 for the treatment of uveitis.

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RISK FACTORS

You should carefully consider the risks we describe below, in addition to the other information set forth elsewhere in this prospectus, before deciding to invest in our ordinary shares and the ADSs.  These material risks could adversely impact our results of operations, possibly causing the trading price of our ordinary shares and the ADSs to decline, and you could lose all or part of your investment.

Risks Related to Our Financial Position and Capital Requirements

We have incurred operating losses since our inception and anticipate that we will continue to incur substantial operating losses for the foreseeable future.

We are a clinical stage biopharmaceutical company that develops orally bioavailable small molecule therapeutic products for the treatment of autoimmune-inflammatory, oncological and ophthalmic diseases. Since our incorporation in 1994, we have been focused on research and development activities with a view to developing our product candidates, CF101, CF102 and CF602. We have financed our operations primarily through the sale of equity securities (both in private placements and in public offerings on the Tel Aviv Stock Exchange, or TASE) and payments received under out- licensing agreements and have incurred losses in each year since our inception in 1994. We have historically incurred substantial net losses, including net losses of approximately NIS 30.8 million in 2013, NIS 21.9 million in 2012 and NIS 28.4 million in 2011 and a net loss of approximately NIS 12.4 million in the six months ended June 30, 2014. At December 31, 2013 and June 30, 2014, we had an accumulated deficit of approximately NIS 280.4 million and NIS 292.4 million. We do not know whether or when we will become profitable. To date, we have not commercialized any products or generated any revenues from product sales and accordingly we do not have a revenue stream to support our cost structure. Our losses have resulted principally from costs incurred in development and discovery activities. We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we:

●	initiate and manage pre-clinical development and clinical trials for our current and new product candidates;

●	seek regulatory approvals for our product candidates;

●	implement internal systems and infrastructures;

●	seek to license additional technologies to develop;

●	hire management and other personnel; and

●	move towards commercialization.

If our product candidates fail in clinical trials or do not gain regulatory clearance or approval, or if our product candidates do not achieve market acceptance, we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows. Moreover, our prospects must be considered in light of the risks and uncertainties encountered by an early-stage company and in highly regulated and competitive markets, such as the biopharmaceutical market, where regulatory approval and market acceptance of our products are uncertain. There can be no assurance that our efforts will ultimately be successful or result in revenues or profits.

We will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and will dilute current shareholders’ ownership interests.

As of December 31, 2013 and June 30 2014, we had cash and cash equivalents of approximately $6 million and $5.6 million, respectively. In March 2014, we closed a private placement of ADSs for gross proceeds of approximately $5 million. We believe that our existing financial resources will be sufficient to meet our requirements for the next twelve months. We have expended and believe that we will continue to expend substantial resources for the foreseeable future developing our product candidates. These expenditures will include costs associated with research and development, manufacturing, conducting preclinical experiments and clinical trials and obtaining regulatory approvals, as well as commercializing any products approved for sale. Because the outcome of our planned and anticipated clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our product candidates. In addition, other unanticipated costs may arise. As a result of these and other factors currently unknown to us, we will require additional funds, through public or private equity or debt financings or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements will depend on many factors, including the progress and results of our clinical trials, the duration and cost of discovery and preclinical development, and laboratory testing and clinical trials for our product candidates, the timing and outcome of regulatory review of our product candidates, the number and development requirements of other product candidates that we pursue, and the costs of activities, such as product marketing, sales, and distribution. Because of the numerous risks and uncertainties associated with the development and commercialization of our product candidates, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our anticipated clinical trials.

Our future capital requirements depend on many factors, including:

●	the failure to obtain regulatory approval or achieve commercial success of our product candidates, including CF101, CF102 and CF602;

●	the results of our preclinical studies and clinical trials for our earlier stage product candidates, and any decisions to initiate clinical trials if supported by the preclinical results;

●	the costs, timing and outcome of regulatory review of our product candidates that progress to clinical trials;

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●	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our issued patents and defending intellectual property-related claims;

●	the cost of commercialization activities if any of our product candidates are approved for sale, including marketing, sales and distribution costs;

●	the cost of manufacturing our product candidates and any products we successfully commercialize;

●	the timing, receipt and amount of sales of, or royalties on, our future products, if any;

●	the expenses needed to attract and retain skilled personnel;

●	any product liability or other lawsuits related to our products;

●	the extent to which we acquire or invest in businesses, products or technologies and other strategic relationships; and

●	the costs of financing unanticipated working capital requirements and responding to competitive pressures.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate preclinical studies, clinical trials or other research and development activities for one or more of our product candidates or delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our product candidates.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing shareholders will be diluted, and the terms may include liquidation or other preferences that adversely affect shareholder rights. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development or commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

If we fail to obtain necessary funds for our operations, we will be unable to maintain and improve our patented or licensed technology, and we will be unable to develop and commercialize our products and technologies.

Our present and future capital requirements depend on many factors, including:

●	the level of research and development investment required to develop our product candidates, and maintain and improve our patented or licensed technology position;

●	the costs of obtaining or manufacturing product candidates for research and development and testing;

●	the results of preclinical and clinical testing, which can be unpredictable in product candidate development;

●	changes in product candidate development plans needed to address any difficulties that may arise in manufacturing, preclinical activities or clinical studies;

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●	our ability and willingness to enter into new agreements with strategic partners and the terms of these agreements;

●	our success rate in preclinical and clinical efforts associated with milestones and royalties;

●	the costs of investigating patents that might block us from developing potential product candidates;

●	the costs of recruiting and retaining qualified personnel;

●	the time and costs involved in obtaining regulatory approvals;

●	the number of product candidates we pursue;

●	our revenues, if any;

●	the costs of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights; and

●	our need or decision to acquire or license complementary technologies or new platform or product candidate targets.

If we are unable to obtain the funds necessary for our operations, we will be unable to maintain and improve our patented technology, and we will be unable to develop and commercialize our products and technologies, which would materially and adversely affect our business, liquidity and results of operations.

Risks Related to our Business and Regulatory Matters

We have not yet commercialized any products or technologies, and we may never become profitable.

We have not yet commercialized any products or technologies, and we may never be able to do so. We do not know when or if we will complete any of our product development efforts, obtain regulatory approval for any product candidates incorporating our technologies or successfully commercialize any approved products. Even if we are successful in developing products that are approved for marketing, we will not be successful unless these products gain market acceptance for appropriate indications at favorable reimbursement rates. The degree of market acceptance of these products will depend on a number of factors, including:

●	the timing of regulatory approvals in the countries, and for the uses, we seek;

●	the competitive environment;

●	the establishment and demonstration in the medical community of the safety and clinical efficacy of our products and their potential advantages over existing therapeutic products;

●	our ability to enter into strategic agreements with pharmaceutical and biotechnology companies with strong marketing and sales capabilities;

●	the adequacy and success of distribution, sales and marketing efforts; and

●	the pricing and reimbursement policies of government and third-party payers, such as insurance companies, health maintenance organizations and other plan administrators.

Physicians, patients, thirty-party payers or the medical community in general may be unwilling to accept, utilize or recommend, and in the case of third-party payors, cover any of our products or products incorporating our technologies. As a result, we are unable to predict the extent of future losses or the time required to achieve profitability, if at all. Even if we successfully develop one or more products that incorporate our technologies, we may not become profitable.

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Our product candidates are at various stages of clinical and preclinical development and may never be commercialized.

Our product candidates are at various stages of clinical development and may never be commercialized. The progress and results of any future pre-clinical testing or future clinical trials are uncertain, and the failure of our product candidates to receive regulatory approvals will have a material adverse effect on our business, operating results and financial condition to the extent we are unable to commercialize any products. None of our product candidates has received regulatory approval for commercial sale. In addition, we face the risks of failure inherent in developing therapeutic products. Our product candidates are not expected to be commercially available for several years, if at all.

In addition, our product candidates must satisfy rigorous standards of safety and efficacy before they can be approved by the U.S. Food and Drug Administration, or the FDA, and foreign regulatory authorities for commercial use. The FDA and foreign regulatory authorities have full discretion over this approval process. We will need to conduct significant additional research, involving testing in animals and in humans, before we can file applications for product approval. Typically, in the pharmaceutical industry, there is a high rate of attrition for product candidates in pre-clinical testing and clinical trials. Also, satisfying regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. In addition, delays or rejections may be encountered based upon additional government regulation, including any changes in FDA policy, during the process of product development, clinical trials and regulatory reviews.

In order to receive FDA approval or approval from foreign regulatory authorities to market a product candidate or to distribute our products, we must demonstrate thorough pre-clinical testing and thorough human clinical trials that the product candidate is safe and effective for its intended uses (e.g., treatment of a specific condition in a specific way subject to contradictions and other limitations). Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our new drug applications, or NDA, or grant approval for a narrowly intended use that is not commercially feasible.  We might not obtain regulatory approval for our drug candidates in a timely manner, if at all.  Failure to obtain FDA approval of any of our drug candidates in a timely manner or at all will severely undermine our business by reducing the number of salable products and, therefore, corresponding product revenues.

Results of earlier clinical trials may not be predictive of the results of later-stage clinical trials.

The results of preclinical studies and early clinical trials of product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy results despite having progressed through preclinical studies and initial clinical trials. For example, in December 2013, OphthaliX, Inc., or Ophthalix, our subsidiary, announced top-line results of a Phase III study with CF 101 for dry-eye syndrome in which CF101 did not meet the primary efficacy endpoint of complete clearing of corneal staining, nor the secondary efficacy endpoints. In addition, two Phase IIb studies in rheumatoid arthritis, or RA, utilizing CF101 in combination with methotrexate, a generic drug commonly used for treating RA patients, or MTX, failed to reach their primary end points. Many companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to adverse safety profiles or lack of efficacy, notwithstanding promising results in earlier studies. Any delay in, or termination or suspension of, our clinical trials will delay the requisite filings with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues.  If the clinical trials do not support our product claims, the completion of development of such product candidates may be significantly delayed or abandoned, which will significantly impair our ability to generate product revenues and will materially adversely affect our results of operations.

This drug candidate development risk is heightened by any changes in the planned clinical trials compared to the completed clinical trials. As product candidates are developed from preclinical through early to late stage clinical trials towards approval and commercialization, it is customary that various aspects of the development program, such as manufacturing and methods of administration, are altered along the way in an effort to optimize processes and results. While these types of changes are common and are intended to optimize the product candidates for late stage clinical trials, approval and commercialization, such changes do carry the risk that they will not achieve these intended objectives.

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Changes in our planned clinical trials or future clinical trials could cause our product candidates to perform differently, including causing toxicities, which could delay completion of our clinical trials, delay approval of our product candidates, and/or jeopardize our ability to commence product sales and generate revenues.

We might be unable to develop product candidates that will achieve commercial success in a timely and cost-effective manner, or ever.

Even if regulatory authorities approve our product candidates, they may not be commercially successful. Our product candidates may not be commercially successful because government agencies and other third-party payors may not cover the product or the coverage may be too limited to be commercially successful; physicians and others may not use or recommend our products, even following regulatory approval. A product approval, assuming one issues, may limit the uses for which the product may be distributed thereby adversely affecting the commercial viability of the product. Third parties may develop superior products or have proprietary rights that preclude us from marketing our products. We also expect that at least some of our product candidates will be expensive, if approved. Patient acceptance of and demand for any product candidates for which we obtain regulatory approval or license will depend largely on many factors, including but not limited to the extent, if any, of reimbursement of costs by government agencies and other third-party payors, pricing, the effectiveness of our marketing and distribution efforts, the safety and effectiveness of alternative products, and the prevalence and severity of side effects associated with our products. If physicians, government agencies and other third-party payors do not accept our products, we will not be able to generate significant revenue.

Our current pipeline is based on our platform technology utilizing the Gi protein associated A3 adenosine receptor, or A3AR, as a potent therapeutic target and currently includes three molecules, the CF101, CF102 and CF602 product candidates, of which CF 101 is the most advanced. Failure to develop these molecules will have a material adverse effect on us.

Our current pipeline is based on a platform technology where we target the A3AR with highly selective ligands, or small signal triggering molecules that bind to specific cell surface receptors, such as the A3AR, including CF101, CF102 and CF602, currently developed for the treatment of autoimmune-inflammatory, oncological and ophthalmic disorders. A3ARs are structures found in cell surfaces that record and transfer messages from small molecules or ligands, such as CF101, CF102 and CF602 to the rest of the cell. CF101 is the most advanced of our drug candidates. As such, we are currently dependent on only three molecules for our potential commercial success, and any safety or efficacy concerns related to such molecules would have a significant impact on our business. Failure to develop our drug candidates, in whole or in part, will have a material adverse effect on us.

Clinical trials are very expensive, time-consuming and difficult to design and implement, and, as a result, we may suffer delays or suspensions in future trials which would have a material adverse effect on our ability to generate revenues.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Regulatory authorities, such as the FDA, may preclude clinical trials from proceeding. Additionally, the clinical trial process is time-consuming, failure can occur at any stage of the trials, and we may encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

●	unforeseen safety issues;

●	determination of dosing issues;

●	lack of effectiveness or efficacy during clinical trials;

●	failure of third party suppliers to perform final manufacturing steps for the drug substance;

●	slower than expected rates of patient recruitment and enrollment;

●	lack of healthy volunteers and patients to conduct trials;

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●	inability to monitor patients adequately during or after treatment;

●	failure of third party contract research organizations to properly implement or monitor the clinical trial protocols;

●	failure of institutional review boards to approve our clinical trial protocols;

●	inability or unwillingness of medical investigators and institutional review boards to follow our clinical trial protocols; and

●	lack of sufficient funding to finance the clinical trials.

We have experienced the risks involved with conducting clinical trials, including but not limited to, increased expense and delay and failure to meet end points of the trial. For example, in December 2013, Ophthalix, our subsidiary, announced top-line results of a Phase III study with CF 101 for dry-eye syndrome in which CF101 did not meet the primary efficacy endpoint of complete clearing of corneal staining, nor the secondary efficacy endpoints. In addition, two Phase IIb studies in RA, utilizing CF101 in combination with methotrexate, a generic drug commonly used for treating RA patients, or MTX, failed to reach their primary end points.

In addition, we or regulatory authorities may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the regulatory authorities find deficiencies in our regulatory submissions or the conduct of these trials. Any suspension of clinical trials will delay possible regulatory approval, if any, and adversely impact our ability to develop products and generate revenue.

If we acquire or license additional technology or product candidates, we may incur a number of costs, may have integration difficulties and may experience other risks that could harm our business and results of operations.

We may acquire and license additional product candidates and technologies. Any product candidate or technology we license from others or acquire will likely require additional development efforts prior to commercial sale, including extensive pre-clinical or clinical testing, or both, and approval by the FDA and applicable foreign regulatory authorities, if any. All product candidates are prone to risks of failure inherent in pharmaceutical product development, including the possibility that the product candidate or product developed based on licensed technology will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot assure you that any product candidate that we develop based on acquired or licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace. Moreover, integrating any newly acquired product candidates could be expensive and time-consuming. If we cannot effectively manage these aspects of our business strategy, our business may not succeed.

The manufacture of our product candidates is a chemical synthesis process and if one of our materials suppliers encounters problems manufacturing our products, our business could suffer.

The FDA and foreign regulators require manufacturers to register manufacturing facilities. The FDA and foreign regulators also inspect these facilities to confirm compliance with requirements that the FDA or foreign regulators establish. We do not intend to engage in the manufacture of our products other than for pre-clinical and clinical studies, but we or our materials suppliers may face manufacturing or quality control problems causing product production and shipment delays or a situation where we or the supplier may not be able to maintain compliance with the FDA’s or foreign regulators’ requirements necessary to continue manufacturing our drug substance. Drug manufacturers are subject to ongoing periodic unannounced inspections by the FDA, the U.S. Drug Enforcement Agency, or DEA, and corresponding foreign regulators to ensure strict compliance with requirements and other governmental regulations and corresponding foreign standards. Any failure to comply with DEA requirements or FDA or foreign regulatory requirements could adversely affect our clinical research activities and our ability to market and develop our product candidates.

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We do not currently have sales, marketing or distribution capabilities or experience, and we are unable to effectively sell, market or distribute our product candidates now and we do not expect to be able to do so in the future. The failure to enter into agreements with third parties that are capable of performing these functions would have a material adverse effect on our business and results of operations.

We do not currently have and we do not expect to develop sales, marketing and distribution capabilities. If we are unable to enter into agreements with third parties to perform these functions, we will not be able to successfully market any of our platforms or product candidates. In order to successfully market any of our platform or product candidates, we must make arrangements with third parties to perform these services.

As we do not intend to develop a marketing and sales force with technical expertise and supporting distribution capabilities, we will be unable to market any of our product candidates directly. To promote any of our potential products through third parties, we will have to locate acceptable third parties for these functions and enter into agreements with them on acceptable terms, and we may not be able to do so. Any third-party arrangements we are able to enter into may result in lower revenues than we could achieve by directly marketing and selling our potential products. In addition, to the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, as well as the terms of our agreements with such third parties, which cannot be predicted in most cases at this time.  As a result, we might not be able to market and sell our products in the United States or overseas, which would have a material adverse effect on us.

We will to some extent rely on third parties to implement our manufacturing and supply strategies. Failure of these third parties in any respect could have a material adverse effect on our business, results of operations and financial condition.

If our current and future manufacturing and supply strategies are unsuccessful, then we may be unable to conduct and complete any future pre-clinical or clinical trials or commercialize our product candidates in a timely manner, if at all. Completion of any potential future pre-clinical or clinical trials and commercialization of our product candidates will require access to, or development of, facilities to manufacture a sufficient supply of our product candidates. We do not have the resources, facilities or experience to manufacture our product candidates for commercial purposes on our own and do not intend to develop or acquire facilities for the manufacture of product candidates for commercial purposes in the foreseeable future. We may rely on contract manufacturers to produce sufficient quantities of our product candidates necessary for any pre-clinical or clinical testing we undertake in the future. Such contract manufacturers may be the sole source of production and they may have limited experience at manufacturing, formulating, analyzing, filling and finishing our types of product candidates.

We also intend to rely on third parties to supply the requisite materials needed for the manufacturing of our active pharmaceutical ingredients, or API. There may be a limited supply of these requisite materials. We might not be able to enter into agreements that provide us assurance of availability of such components in the future from any supplier. Our potential suppliers may not be able to adequately supply us with the components necessary to successfully conduct our pre-clinical and clinical trials or to commercialize our product candidates. If we cannot acquire an acceptable supply of the requisite materials to produce our product candidates, we will not be able to complete pre-clinical and clinical trials and will not be able to market or commercialize our product candidates.

We depend on key members of our management and key consultants and will need to add and retain additional leading experts. Failure to retain our management and consulting team and add additional leading experts could have a material adverse effect on our business, results of operations or financial condition.

We are highly dependent on our executive officers and other key management and technical personnel. Our failure to retain our Chief Executive Officer, Pnina Fishman, Ph.D., who has developed much of the technology we utilize today, or any other key management and technical personnel, could have a material adverse effect on our future operations. Our success is also dependent on our ability to attract, retain and motivate highly trained technical, and management personnel, among others, to continue the development and commercialization of our current and future products. We presently maintain a life insurance policy on our Chief Executive Officer, Pnina Fishman.

Our success also depends on our ability to attract, retain and motivate personnel required for the development, maintenance and expansion of our activities. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees or consultants. The loss of key personnel or the inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, financial condition and results of operation.

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We face significant competition and continuous technological change, and developments by competitors may render our products or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may not ever be profitable.

We will compete against fully integrated pharmaceutical and biotechnology companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs than we do, and have substantially greater financial resources than we do, as well as significantly greater experience in:

●	developing drugs;

●	undertaking pre-clinical testing and human clinical trials;

●	obtaining FDA, addressing various regulatory matters and other regulatory approvals of drugs;

●	formulating and manufacturing drugs; and

●	launching, marketing and selling drugs.

If our competitors develop and commercialize products faster than we do, or develop and commercialize products that are superior to our product candidates, our commercial opportunities will be reduced or eliminated. The extent to which any of our product candidates achieve market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the biotechnology and biopharmaceutical industry is intense and has been accentuated by the rapid pace of technology development. Our competitors include large integrated pharmaceutical companies, biotechnology companies that currently have drug and target discovery efforts, universities, and public and private research institutions. Almost all of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than we do. These organizations also compete with us to:

●	attract parties for acquisitions, joint ventures or other collaborations;

●	license proprietary technology that is competitive with the technology we are developing;

●	attract funding; and

●	attract and hire scientific talent and other qualified personnel.

Our competitors may succeed in developing and commercializing products earlier and obtaining regulatory approvals from the FDA more rapidly than we do. Our competitors may also develop products or technologies that are superior to those we are developing, and render our product candidates or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may not ever be profitable.

Our competitors currently include companies with marketed products and/or an advanced research and development pipeline. The major competitors in the arthritis and psoriasis therapeutic field include Abbott Laboratories, Johnson & Johnson, Amgen, Roche, Pfizer, Novartis, Astellas, Eli Lilly and more. The competitive landscape in the ophthalmic therapeutics field includes Novartis/Alcon, Allergan, Pfizer, Roche/Genentech, Merck (which acquired Inspire Pharmaceuticals), Santen (which acquired Novagali), Bausch & Lomb (which acquired ISTA Pharmaceuticals and is currently being acquired by Valeant), GlaxoSmithKline, or GSK, Sanofi-Aventis (which acquired Fovea) and more. Competitors in the hepatocellular carcinoma, also known as primary liver cancer, or HCC field include companies such as Onyx, Bayer, Bristol-Myers Squibb, Abbott Laboratories, Eli Lilly, Arqule and more. Competitors in the hepatitis C virus, or HCV, field include companies such as Merck, Vertex, Roche, Bristol-Myers Squibb (which acquired Inhibitex), Gilead Sciences (which acquired Pharmasset), Achillion, Idenix, Valeant, Human Genome Sciences, Abbott Laboratories, AstraZeneca, Boehringer Ingelheim, Novartis, Pfizer, Idenix, Johnson & Johnson, Presidio, Medivir, Celgene, Enanta, GSK and more.

Moreover, several companies have reported the commencement of research projects related to the A3AR. Such companies include CV Therapeutics Inc. (which was acquired by Gilead), King Pharmaceuticals R&D Inv. (which was acquired by Merck), Hoechst Marion Roussel Inc., Novo Nordisk A/S and Inotek Pharmaceuticals. However, we are not aware if such projects are ongoing or have been completed and, to the best of our knowledge, there is no approved drug currently on the market which is similar to our A3AR agonists, nor are we aware of any allosteric modulator in the A3AR product pipeline similar to our allosteric modulator with respect to chemical profile and mechanism of action.

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We may suffer losses from product liability claims if our product candidates cause harm to patients.

Any of our product candidates could cause adverse events. Although data from a pooled analysis of 730 patients (527 CF101, 203 placebo) indicates that CF101 is safe and well tolerated at doses up to 4.0 mg administered twice daily for up to 12 weeks, there were incidences (albeit less than or equal to 5%) of adverse events in five completed and fully analyzed trials in inflammatory disease. Such adverse events included nausea, diarrhea, constipation, common and viral syndromes (such as, tonsillitis, otitis and respiratory and urinary tract infections, myalgia, arthralgia, dizziness, headache, palpitations and pruritus. We observed an even lower incidence (less than or equal to 2%) of serious adverse events, including pancytopenia (although extensive evaluation suggests that such adverse event was associated with an inadvertent overdose of MTX), exacerbation of chronic obstructive lung disease and exacerbation of Parkinson’s Disease. Notwithstanding the foregoing, the placebo group in such studies had a higher incidence of overall adverse events than any CF101 dose group and a higher incidence of drug-related adverse events than any CF101 dose group (with the exception of the 1.0 mg group). Safety data from 652 additional subjects treated with CF101 in 3 subsequent Phase II and Phase III trials are consistent with data from previous trials in showing a low incidence of adverse events associated with CF101 treatment, an absence of apparent dose-response of CF101-associated adverse events and incidences of most adverse events in the CF101 groups comparable to those in the placebo group. No new safety concerns have been identified and no novel or unexpected safety concerns have appeared over 24 weeks of treatment in more recent trials. In a trial of 19 patients with hepatocellular carcinoma dosed with CF102 for a median of 190 days, CF102 was generally well-tolerated.  The most common CF102-related adverse events were fatigue (5 patients, 26.3%), asthenia and decreased appetite (4 patients each, 21.1%), and pyrexia and constipation (3 patients each, 15.8%).

There is also a risk that certain adverse events may not be observed in clinical trials, but may nonetheless occur in the future. If any of these adverse events occur, they may render our product candidates ineffective or harmful in some patients, and our sales would suffer, materially adversely affecting our business, financial condition and results of operations.

In addition, potential adverse events caused by our product candidates could lead to product liability lawsuits. If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit the marketing and commercialization of our product candidates. Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We may not be able to avoid product liability claims. Product liability insurance for the pharmaceutical and biotechnology industries is generally expensive, if available at all. If, at any time, we are unable to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, we may be unable to clinically test, market or commercialize our product candidates. A successful product liability claim brought against us in excess of our insurance coverage, if any, may cause us to incur substantial liabilities, and, as a result, our business, liquidity and results of operations would be materially adversely affected.

Our product candidates will remain subject to ongoing regulatory requirements even if they receive marketing approval, and if we fail to comply with these requirements, we could lose these approvals, and the sales of any approved commercial products could be suspended.

Even if we receive regulatory approval to market a particular product candidate, the product will remain subject to extensive regulatory requirements, including requirements relating to manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and recordkeeping. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the uses for which the product may be marketed or the conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product, which could negatively impact us or our collaboration partners by reducing revenues or increasing expenses, and cause the approved product candidate not to be commercially viable. In addition, as clinical experience with a drug expands after approval, typically because it is used by a greater number and more diverse group of patients after approval than during clinical trials, side effects and other problems may be observed after approval that were not seen or anticipated during pre-approval clinical trials or other studies. Any adverse effects observed after the approval and marketing of a product candidate could result in limitations on the use of or withdrawal of any approved products from the marketplace. Absence of long-term safety data may also limit the approved uses of our products, if any. If we fail to comply with the regulatory requirements of the FDA and other applicable U.S. and foreign regulatory authorities, or previously unknown problems with any approved commercial products, manufacturers or manufacturing processes are discovered, we could be subject to administrative or judicially imposed sanctions or other setbacks, including the following:

●	Restrictions on the products, manufacturers or manufacturing process;

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●	Warning letters;

●	Civil or criminal penalties, fines and injunctions;

●	Product seizures or detentions;

●	Import or export bans or restrictions;

●	Voluntary or mandatory product recalls and related publicity requirements;

●	Suspension or withdrawal of regulatory approvals;

●	Total or partial suspension of production, and

●	Refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

If we or our collaborators are slow or unable to adapt to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, marketing approval for our product candidates may be lost or cease to be achievable, resulting in decreased revenue from milestones, product sales or royalties, which would have a material adverse effect on our results of operations.

We deal with hazardous materials and must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how we do business.

Our activities and those of our third-party manufacturers on our behalf involve the controlled storage, use and disposal of hazardous materials, including corrosive, explosive and flammable chemicals and other hazardous compounds.  We and our manufacturers are subject to U.S. federal, state, local, Israeli and other foreign laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials.  Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by these laws and regulations, we cannot eliminate the risk of accidental contamination or injury from these materials.  In addition, if we develop a manufacturing capacity, we may incur substantial costs to comply with environmental regulations and would be subject to the risk of accidental contamination or injury from the use of hazardous materials in our manufacturing process.

In the event of an accident, government authorities may curtail our use of these materials and interrupt our business operations. In addition, we could be liable for any civil damages that result, which may exceed our financial resources and may seriously harm our business. Although our Israeli insurance program covers certain unforeseen sudden pollutions, we do not maintain a separate insurance policy for any of the foregoing types of risks. In addition, although the general liability section of our life sciences policy covers certain unforeseen, sudden environmental issues, pollution in the United States and Canada is excluded from the policy. In the event of environmental discharge or contamination or an accident, we may be held liable for any resulting damages, and any liability could exceed our resources. In addition, we may be subject to liability and may be required to comply with new or existing environmental laws regulating pharmaceuticals or other medical products in the environment.

We may not be able to successfully grow and expand our business. Failure to manage our growth effectively will have a material adverse effect on our business, results of operations and financial condition.

We may not be able to successfully grow and expand. Successful implementation of our business plan will require management of growth, which will result in an increase in the level of responsibility for management personnel. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. The management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

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We may encounter difficulties in managing our growth. These difficulties could increase our losses.

We may experience rapid and substantial growth in order to achieve our operating plans, which will place a strain on our human and capital resources. If we are unable to manage this growth effectively, our losses could materially increase. Our ability to manage our operations and growth effectively requires us to continue to expend funds to enhance our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented employees. If we are unable to scale up and implement improvements to our control systems in an efficient or timely manner, or if we encounter deficiencies in existing systems and controls, then we will not be able to make available the products required to successfully commercialize our technology. Failure to attract and retain sufficient numbers of talented employees will further strain our human resources and could impede our growth or result in ineffective growth.

Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage our company.

Risks Related to Our Intellectual Property

We license from the National Institute of Health, or the NIH, and Leiden University intellectual property which protects certain small molecules which target the A3AR, in furtherance of our platform technology, and we could lose our rights to these licenses if a dispute with the NIH or Leiden University arises or if we fail to comply with the financial and other terms of the licenses.

We have licensed intellectual property from the NIH and Leiden University pursuant to license agreements, or the License Agreements, relating to molecules which target the A3AR. The License Agreements impose certain payment, reporting, confidentiality and other obligations on us. In the event that we were to breach any of the obligations and fail to cure, the NIH and Leiden University would have the right to terminate the respective License Agreement. In addition, the NIH and Leiden University each have the right to terminate the respective License Agreement upon our bankruptcy, insolvency, or receivership. Further, the NIH retains a paid-up, worldwide license to practice the licensed inventions for government purposes and may require us to grant sublicenses when necessary to fulfill health or safety needs and retains “march-in” rights, i.e. , the right to terminate the license, if, among other things, the invention is needed for a public use such as addressing a public health crisis or the licensee or sublicensee fails to take within a reasonable time to take effective steps to achieve practical application of the licensed invention. If any dispute arises with respect to our arrangements with the NIH and Leiden University, such dispute may disrupt our operations and would likely have a material adverse impact on us if resolved in a manner that is unfavorable to our Company. All of our current product candidates are partly based on the intellectual property licensed under the License Agreements, and if the License Agreements were terminated, it would have a material adverse effect on our business, prospects and results of operations.

The failure to obtain or maintain patents, licensing agreements, including our current licensing agreements, and other intellectual property could impact our ability to compete effectively.

To compete effectively, we need to develop and maintain a proprietary position with regard to our own technologies, intellectual property, licensing agreements, product candidates and business. Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving. Therefore, the degree of future protection for our proprietary rights in our core technologies and any products that might be made using these technologies is also uncertain. The risks and uncertainties that we face with respect to our patents and other proprietary rights include the following:

●	while the patents we license have been issued, the pending patent applications we have filed may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

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●	we may be subject to opposition proceedings in foreign countries;

●	any patents that are issued may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us or our customers;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have licensed or developed; and

●	enforcement of patents is complex, uncertain and expensive.

We cannot be certain that patents will be issued as a result of any of our pending applications, and we cannot be certain that any of our issued patents, whether issued pursuant to our pending applications or licensed from the NIH and Leiden University, will give us adequate protection from competing products. For example, issued patents, including the patents licensed from the NIH and Leiden University, may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

Moreover, the composition of matter patents pertaining to CF101 and CF102 that we licensed from the NIH expired on July 13, 2014 in Europe and will expire on June 30, 2015 in the United States. As of June 30, 2015, the License Agreement with the NIH will terminate. We do not expect that we will be able to submit an NDA seeking approval of CF101 or CF102 prior to the composition of matter patents’ respective expiration dates. However, because CF101 and CF102 each may be a new chemical entity, or NCE, following approval of an NDA, we, if we are the first applicant to obtain NDA approval, may be entitled to five years of data and market exclusivity in the United States with respect to such NCEs. Analogous data and market exclusivity provisions, of varying duration, may be available in Europe and other foreign jurisdictions. We also have rights under our pharmaceutical use issued patents with respect to CF101 and CF102, which provide patent exclusivity within our field of activity until the mid- to late-2020s. While we believe that we may be able to protect our exclusivity in our field of activity through such use patent portfolio and such period of exclusivity, the lack of composition of matter patent protection may diminish our ability to maintain a proprietary position for our intended uses of CF101 and CF102. Moreover, we cannot be certain that we will be the first applicant to obtain an FDA approval for any indication of CF101 and we cannot be certain that we will be entitled to NCE exclusivity. Such diminution of our proprietary position could have a material adverse effect on our business, results of operation and financial condition.

It is also possible that others may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

In addition to patents and patent applications, we depend upon trade secrets and proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. We require our employees and consultants to disclose and assign to us their ideas, developments, discoveries and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

Costly litigation may be necessary to protect our intellectual property rights and we may be subject to claims alleging the violation of the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of others. In the event that another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by us in pending applications, we may be required to participate in an interference proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome were favorable to us. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

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The cost to us of any patent litigation or other proceeding relating to our licensed patents or patent applications, even if resolved in our favor, could be substantial. Our ability to enforce our patent protection could be limited by our financial resources, and may be subject to lengthy delays. If we are unable to effectively enforce our proprietary rights, or if we are found to infringe the rights of others, we may be in breach of our License Agreement.

A third party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume time and other resources. There is a risk that the court will decide that we are infringing the third party’s patents and will order us to stop the activities claimed by the patents, redesign our products or processes to avoid infringement or obtain licenses (which may not be available on commercially reasonable terms). In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents.

Moreover, there is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our product candidates, technologies or other matters.

We rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we employ them, the agreements can be difficult and costly to enforce. Although we seek to obtain these types of agreements from our contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our products. If a dispute arises, a court may determine that the right belongs to a third party. In addition, enforcement of our rights can be costly and unpredictable. We also rely on trade secrets and proprietary know-how that we seek to protect in part by confidentiality agreements with our employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we still face the risk that:

●	these agreements may be breached;

●	these agreements may not provide adequate remedies for the applicable type of breach;

●	our trade secrets or proprietary know-how will otherwise become known; or

●	our competitors will independently develop similar technology or proprietary information.

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent law outside the United States is in some cases different than in the United States and is currently undergoing review and revision in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to the treatment of humans. We may participate in opposition proceedings to determine the validity of our foreign patents or our competitors’ foreign patents, which could result in substantial costs and diversion of our efforts.

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Although most jurisdictions in which we have applied for, intend to apply for, or have been issued patents have patent protection laws similar to those of the United States, some of them do not. For example, we expect to do business in Brazil and India in the future. However, the Brazilian drug regulatory agency, ENVISA, has the authority to nullify patents on the basis of its perceived public interest and the Indian patent law does not allow patent protection for new uses of pharmaceuticals (many of our current patent applications are of such nature). Additionally, due to uncertainty in patent protection law, we have not filed applications in many countries where significant markets exist, including Indonesia, Pakistan, Russia, African countries and Taiwan.

We may be unable to protect the intellectual property rights of the third parties from whom we license certain of our intellectual property or with whom we have entered into other strategic relationships.

Certain of our intellectual property rights are currently licensed from the NIH and Leiden University, and, in the future, we intend to continue to license intellectual property from the NIH and Leiden University and/or other universities and/or strategic partners. Such third parties may determine not to protect the intellectual property rights that we license from them and we may be unable defend such intellectual property rights on our own or we may have to undertake costly litigation to defend the intellectual property rights of such third parties. There can be no assurances that we will continue to have proprietary rights to any of the intellectual property that we license from such third parties or otherwise have the right to use through similar strategic relationships. Any loss or limitations on use with respect to our right to use such intellectual property licensed from third parties or otherwise obtained from third parties with whom we have entered into strategic relationships could have a material adverse effect on our business, results of operations and financial condition.

Under current U.S. and Israeli law, we may not be able to enforce employees’ covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We have entered into non-competition agreements with our key employees, in most cases within the framework of their employment agreements. These agreements prohibit our key employees, if they cease working for us, from competing directly with us or working for our competitors for a limited period. Under applicable U.S. and Israeli law, we may be unable to enforce these agreements. If we cannot enforce our non-competition agreements with our employees, then we may be unable to prevent our competitors from benefiting from the expertise of our former employees, which could materially adversely affect our business, results of operations and ability to capitalize on our proprietary information.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

●	Others may be able to make compounds that are the same as or similar to our product candidates but that are not covered by the claims of the patents that we own or have exclusively licensed;

●	We or our licensors or any future strategic partners might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

●	We or our licensors or any future strategic partners might not have been the first to file patent applications covering certain of our inventions;

●	Others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	It is possible that our pending patent applications will not lead to issued patents;

●	Issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

●	Our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

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●	We may not develop additional proprietary technologies that are patentable; and

●	The patents of others may have an adverse effect on our business.

We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. In addition, the Israeli Supreme Court ruled in 2012 that an employee who receives a patent or contributes to an invention during his employment may be allowed to seek compensation for it from their employer, even if the employee’s contract of employment specifically states otherwise and the employee has transferred all intellectual property rights to the employer. The Israeli Supreme Court ruled that the fact that a contract revokes the employee’s right for royalties and compensation, does not rule out the right of the employee to claim their right for royalties. As a result, it is unclear if, and to what extent, our employees may be able to claim compensation with respect to our future revenue. As a result, we may receive less revenue from future products if such claims are successful which in turn could impact our future profitability.

Risks Related to Our Industry

We are subject to government regulations and we may experience delays in obtaining required regulatory approvals in the United States to market our proposed product candidates.

Various aspects of our operations are subject to federal, state or local laws, rules and regulations, any of which may change from time to time. Costs arising out of any regulatory developments could be time-consuming and expensive and could divert management resources and attention and, consequently, could adversely affect our business operations and financial performance.

Delays in regulatory approval, limitations in regulatory approval and withdrawals of regulatory approval may have a material adverse effect on us. If we experience significant delays in testing or receiving approvals or sign-offs to conduct clinical trials, our product development costs, or our ability to license product candidates, will increase. If the FDA grants regulatory approval to market a product, this approval will be limited to those disease states and conditions for which the product has demonstrated, through clinical trials, to be safe and effective. Any product approvals that we receive in the future could also include significant restrictions on the use or marketing of our products. Product approvals, if granted, can be withdrawn for failure to comply with regulatory requirements or upon the occurrence of adverse events following commercial introduction of the products. Failure to comply with applicable FDA or other applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against our product candidates or us. If approval is withdrawn for a product, or if a product were seized or recalled, we would be unable to sell or license that product and our revenues would suffer. In addition, outside the United States, our ability to market any of our potential products is contingent upon receiving market application authorizations from the appropriate regulatory authorities and these foreign regulatory approval processes include all of the risks associated with the FDA approval process described above.

We expect the healthcare industry to face increased limitations on reimbursement as a result of healthcare reform, which could adversely affect third-party coverage of our products and how much or under what circumstances healthcare providers will prescribe or administer our products.

In both the United States and other countries, sales of our products will depend in part upon the availability of reimbursement from third-party payors, which include governmental authorities, managed care organizations and other private health insurers. Third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services.

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Increasing expenditures for healthcare have been the subject of considerable public attention in the United States. Both private and government entities are seeking ways to reduce or contain healthcare costs. Numerous proposals that would effect changes in the U.S. healthcare system have been introduced or proposed in Congress and in some state legislatures, including reducing reimbursement for prescription products and reducing the levels at which consumers and healthcare providers are reimbursed for purchases of pharmaceutical products.

In 2010, the United States Congress enacted the Patient Protection and Affordable Care Act of 2010 or, Affordable Care Act. The Affordable Care Act seeks to reduce the federal deficit and the rate of growth in health care spending through, among other things, stronger prevention and wellness measures, increased access to primary care, changes in health care delivery systems and the creation of health insurance exchanges. Enrollment in the health insurance exchanges began in October 2013. The Affordable Care Act requires the pharmaceutical industry to share in the costs of reform, by, among other things, increasing Medicaid rebates and expanding Medicaid rebates to cover Medicaid managed care programs. Other components of healthcare reform include funding of pharmaceutical costs for Medicare patients in excess of the prescription drug coverage limit and below the catastrophic coverage threshold. Under the Affordable Care Act, pharmaceutical companies are now obligated to fund 50% of the patient obligation for branded prescription pharmaceuticals in this gap, or “donut hole.” Additionally, commencing in 2011, an excise tax was levied against certain branded pharmaceutical products. The tax is specified by statute to be approximately $3 billion in 2012 through 2016, $3.5 billion in 2017, $4.2 billion in 2018, and $2.8 billion each year thereafter. The tax is to be apportioned to qualifying pharmaceutical companies based on an allocation of their governmental programs as a portion of total pharmaceutical government programs.

Although we cannot predict the full effect on our business of the implementation of existing legislation, including the Affordable Care Act or the enactment of additional legislation, we believe that legislation or regulations that reduce reimbursement for or restrict coverage of our products could adversely affect how much or under what circumstances healthcare providers will prescribe or administer our products. This could materially and adversely affect our business by reducing our ability to generate revenue, raise capital, obtain additional collaborators and market our products. In addition, we believe the increasing emphasis on managed care in the United States has and will continue to put pressure on the price and usage of pharmaceutical products, which may adversely impact product sales.

We are subject to federal anti-kickback laws and regulations. Our failure to comply with these laws and regulations could have adverse consequences to us.

There are extensive U.S. federal and state laws and regulations prohibiting fraud and abuse in the healthcare industry that can result in significant criminal and civil penalties. These federal laws include: the anti-kickback statute, which prohibits certain business practices and relationships, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other federal healthcare programs; the physician self-referral prohibition, commonly referred to as the Stark Law; the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program; the False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both, and debarment. As federal and state budget pressures continue, federal and state administrative agencies may also continue to escalate investigation and enforcement efforts to root out waste and to control fraud and abuse in governmental healthcare programs. Private enforcement of healthcare fraud has also increased, due in large part to amendments to the civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. A violation of any of these federal and state fraud and abuse laws and regulations could have a material adverse effect on our liquidity and financial condition. An investigation into the use by physicians of any of our products once commercialized may dissuade physicians from either purchasing or using them, and could have a material adverse effect on our ability to commercialize those products.

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Risks Related to our Ordinary Shares and the ADSs

We may be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in 2013 or in any subsequent year. There may be negative tax consequences for U.S. taxpayers that are holders of our ordinary shares or the ADSs.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. We may be a PFIC during 2013 and although we have not determined whether we will be a PFIC in 2014, or in any subsequent year, our operating results for any such years may cause us to be a PFIC. If we are a PFIC in 2013, or any subsequent year, and a U.S. shareholder does not make an election to treat us as a “qualified electing fund,” or QEF, or make a “mark-to-market” election, then “excess distributions” to a U.S. shareholder, and any gain realized on the sale or other disposition of our ordinary shares or the ADSs will be subject to special rules. Under these rules: (i) the excess distribution or gain would be allocated ratably over the U.S. shareholder’s holding period for our ordinary shares (or ADSs, as the case may be); (ii) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. shareholder to make a timely QEF or mark-to-market election. U.S. shareholders who hold our ordinary shares or ADSs during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. shareholders who made a timely QEF or mark-to-market election. A U.S. shareholder can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. Upon request, we will annually furnish U.S. shareholders with information needed in order to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. shareholder) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries that we control is a PFIC.

The market price of our ordinary shares is, and the market price of the ADSs will be, subject to fluctuation, which could result in substantial losses by our investors.

The stock market in general and the market price of our ordinary shares on the TASE, in particular, is subject to fluctuation, and changes in our share price may be unrelated to our operating performance. The market price of our ordinary shares on the TASE has fluctuated in the past, and we expect it will continue to do so. It is likely that the market price of the ADSs will likewise be subject to wide fluctuations. The market price of our ordinary shares and ADSs are and will be subject to a number of factors, including:

●	announcements of technological innovations or new products by us or others;

●	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

●	expiration or terminations of licenses, research contracts or other collaboration agreements;

●	public concern as to the safety of drugs we, our licensees or others develop;

●	general market conditions;

●	the volatility of market prices for shares of biotechnology companies generally;

●	success of research and development projects;

●	success in clinical and preclinical studies;

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●	departure of key personnel;

●	developments concerning intellectual property rights or regulatory approvals;

●	variations in our and our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if our ordinary shares or ADSs are covered by analysts;

●	changes in government regulations or patent decisions;

●	developments by our licensees; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our ordinary shares and the ADSs and result in substantial losses by our investors.

Additionally, market prices for securities of biotechnology and pharmaceutical companies historically have been very volatile. The market for these securities has from time to time experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. Future sales of our ordinary shares or ADSs could reduce the market price of our ordinary shares and ADSs.

Substantial sales of our ordinary shares or the ADSs either on the TASE or on the NYSE MKT, as applicable, may cause the market price of our ordinary shares or the ADSs to decline.

Sales by us or our security-holders of substantial amounts of our ordinary shares or the ADSs, or the perception that these sales may occur in the future, could cause a reduction in the market price of our ordinary shares or the ADSs. The issuance of any additional ordinary shares or ADSs, or any securities that are exercisable for or convertible into our ordinary shares or the ADSs, may have an adverse effect on the market price of our ordinary shares or the ADSs, as applicable, and will have a dilutive effect on our shareholders.

ADS holders are not shareholders and do not have shareholder rights.

The Bank of New York Mellon, as Depositary, delivers the ADSs. Each ADS represents two of our ordinary shares. ADS holders will not be treated as shareholders and do not have the rights of shareholders. The depositary will be the holder of the shares underlying the ADSs. Holders of ADSs will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs. Our shareholders have shareholder rights. Israeli law and our Articles of Association govern shareholder rights. ADS holders do not have the same voting rights as our shareholders. Shareholders are entitled to our notices of general meetings and to attend and vote at our general meetings of shareholders. At a general meeting, every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote. This is subject to any other rights or restrictions which may be attached to any shares. ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. Otherwise you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your hares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the matter of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as requested.

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ADS holders do not have the same rights to receive dividends or other distributions as our shareholders. Subject to any special rights or restrictions attached to a share, the directors may determine that a dividend will be payable on a share and fix the amount, the time for payment and the method for payment (although we have never declared or paid any cash dividends on our ordinary shares and we do not anticipate paying any cash dividends in the foreseeable future). Dividends and other distributions payable to our shareholders with respect to our ordinary shares generally will be payable directly to them. Any dividends or distributions payable with respect to ordinary shares deposited in the ADS facility will be paid to the depositary, which has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. In addition, there may be certain circumstances in which the depositary may not pay ADS holders amounts distributed by us as a dividend or distribution.

Our ordinary shares and the ADSs are traded on different markets and this may result in price variations.

Our ordinary shares have traded on the TASE since October 2005 and the ADSs have been listed on the NYSE MKT since November 2013. Trading on these markets will take place in different currencies (U.S. dollars on the NYSE MKT and NIS on the TASE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of our securities on these two markets may differ due to these and other factors. Any decrease in the price of our securities on one of these markets could cause a decrease in the trading price of our securities on the other market.

The ADSs have a limited prior trading history in the United States, and an active market may not develop, which may limit the ability of our investors to sell the ADSs in the United States.

There is a limited public market for the ADSs in the United States. Although we recently listed the ADSs on the NYSE MKT, the ADSs are thinly traded and an active trading market for the ADSs may never develop or may not be sustained if one develops. If an active market for the ADSs does not develop or is not sustained, it may be difficult to sell your ADSs.

We have incurred significant additional increased costs as a result of the listing of ADSs for trading on the NYSE MKT, and our management is required to devote substantial time to new compliance initiatives as well as to compliance with ongoing U.S. and Israeli reporting requirements.

As a public company in the United States, we incur additional significant accounting, legal and other expenses that we did not incur before becoming a reporting company in the United States. We also incur costs associated with corporate governance requirements of the SEC and the NYSE MKT Company Guide, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act as a result of ADSs being listed on the NYSE MKT. These rules and regulations have increased our legal and financial compliance costs, introduced new costs such as investor relations, stock exchange listing fees and shareholder reporting, and made some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States and Israel, including Section 404 and other provisions of the Sarbanes-Oxley Act, the rules and regulations adopted by the SEC and the NYSE MKT Company Guide, as well as applicable Israeli reporting requirements, for so long as they apply to us, may result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

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As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of applicable SEC and NYSE MKT requirements, which may result in less protection than is accorded to investors under rules applicable to domestic issuers.

As a foreign private issuer, we will be permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE MKT Company Guide for domestic issuers. For instance, we may follow home country practice in Israel with regard to, among other things, composition and function of the audit committee and other committees of our board of directors and certain general corporate governance matters. In addition, in certain instances we will follow our home country law, instead of the NYSE MKT Company Guide, which requires that we obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. We comply with the director independence requirements of the NYSE MKT Company Guide, including the requirement that a majority of the board of directors be independent, and make the required affirmative determination thereunder upon filing the listing application with the NYSE MKT. Following our home country governance practices as opposed to the requirements that would otherwise apply to a United States company listed on the NYSE MKT may provide less protection than is accorded to investors under the NYSE MKT Company Guide applicable to domestic issuers.

In addition, as a foreign private issuer, we will be exempt from the rules and regulations under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as domestic companies whose securities are registered under the Exchange Act.

Because we became a reporting company under the Exchange Act by means of filing a Form 20-F, we may have difficulty attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering in the U.S., we may have difficulty attracting the attention of security analysts at major brokerage firms in order for them to provide coverage of our company. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for the ADSs.

If we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act as they apply to a foreign private issuer that is listing on a U.S. exchange for the first time, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our share price and the ADS price may suffer.

We have become subject to the requirements of the Sarbanes-Oxley Act since the ADSs are listed on the NYSE MKT. Section 404 of the Sarbanes-Oxley Act requires companies subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its subsidiaries’ internal control over financial reporting. To comply with this statute, we must document and test our internal control procedures and our management will in the future be required to assess and issue a report concerning our internal control over financial reporting. Our Annual Report on Form 20-F for the year ended December 31, 2013 does not include a report of management’s assessment regarding internal control over financial reporting due to a transition period established by rules of the SEC for newly public companies, however, we will be required to include a report of management’s assessment regarding internal control over financial reporting in future annual reports. In addition, under the JOBS Act, emerging growth companies, like ourselves, are exempt from certain reporting requirements, including the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. Under this exemption, our auditor will not be required to attest to and report on our management’s assessment of our internal control over financial reporting during a five-year transition period. We will need to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. However, the continuous process of strengthening our internal controls and complying with Section 404 is complicated and time-consuming. Furthermore, as our business continues to grow both domestically and internationally, our internal controls will become more complex and will require significantly more resources and attention to ensure our internal controls remain effective overall. During the course of the testing, our management may identify material weaknesses or significant deficiencies, which may not be remedied in a timely manner to meet the deadline imposed by the Sarbanes-Oxley Act. If our management cannot favorably assess the effectiveness of our internal control over financial reporting, or our independent registered public accounting firm identifies material weaknesses in our internal controls, investor confidence in our financial results may weaken, and the market price of our securities may suffer.

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As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a “large accelerated issuer” as defined in Regulation S-K of the Securities Act of 1933, or Securities Act. For so long as we remain an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

●	submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

●	include detailed compensation discussion and analysis in our filings under the Exchange Act, and instead may provide a reduced level of disclosure concerning executive compensation.

Although we intend to rely on the exemptions provided in the JOBS Act, the exact implications of the JOBS Act for us are still subject to interpretations and guidance by the SEC and other regulatory agencies. In addition, as our business grows, we may no longer satisfy the conditions of an emerging growth company. We are currently evaluating and monitoring developments with respect to these new rules and we cannot assure you that we will be able to take advantage of all of the benefits from the JOBS Act.

Risks Related to our Operations in Israel

We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel and its region.

Our headquarters, all of our operations and some of our suppliers and third party contractors are located in central Israel and our key employees, officers and most of our directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and results of operations and could make it more difficult for us to raise capital. During the winter of 2008, winter of 2012 and the summer of 2014, Israel was engaged in an armed conflict with Hamas, a militia group and political party operating in the Gaza Strip, and during the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. These conflicts involved missile strikes against civilian targets in various parts of Israel, and negatively affected business conditions in Israel. Recent political uprisings and social unrest in various countries in the Middle East and North Africa are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries, and have raised concerns regarding security in the region and the potential for armed conflict. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations. For example, any major escalation in hostilities in the region could result in a portion of our employees and service providers being called up to perform military duty for an extended period of time. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

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Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to an economic boycott. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business.

Our operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens, including Motti Farbstein, our Chief Operating and Financial Officer, are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 45 (or older, for reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of Motti Farbstein. Such disruption could materially adversely affect our business, financial condition and results of operations.

Because a certain portion of our expenses is incurred in currencies other than the NIS, our results of operations may be harmed by currency fluctuations and inflation.

Our reporting and functional currency is the NIS, and we pay a substantial portion of our expenses in NIS. The revenues from our licensing arrangements are payable in U.S. dollars and we expect our revenues from future licensing arrangements to be denominated in U.S. dollars or in Euros. As a result, we are exposed to the currency fluctuation risks relating to the recording of our revenues in NIS. For example, if the NIS strengthens against either the U.S. dollar or the Euro, our reported revenues in NIS may be lower than anticipated. The Israeli rate of inflation has not offset or compounded the effects caused by fluctuations between the NIS and the U.S. dollar or the Euro. To date, we have not engaged in hedging transactions. Although the Israeli rate of inflation has not had a material adverse effect on our financial condition during 2011, 2012, or 2013 to date, we may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of the currencies mentioned above in relation to the NIS. These measures, however, may not adequately protect us from material adverse effects.

Provisions of Israeli law may delay, prevent or otherwise impede a merger with, or an acquisition of, our Company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a full tender offer can only be completed if the acquirer receives at least 95% of the issued share capital; provided that, pursuant to an amendment to the Israeli Companies Law, effective as of May 15, 2011, a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer; except that, if the total votes to reject the tender offer represent less than 2% of our issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer), and the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition (unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights).

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Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no actual disposition of the shares has occurred.

These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders. See “Description of Share Capital”.

It may be difficult to enforce a U.S. judgment against us and our officers and directors named in this prospectus n Israel or the United States, or to serve process on our officers and directors.

We are incorporated in Israel. All of our executive officers and directors listed in this prospectus reside outside of the United States, and all of our assets and most of the assets of our executive officers and directors are located outside of the United States. Therefore, a judgment obtained against us or most of our executive officers and all of our directors in the United States, including one based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel.

Your rights and responsibilities as a shareholder will be governed by Israeli law which may differ in some respects from the rights and responsibilities of shareholders of U.S. companies.

We are incorporated under Israeli law. The rights and responsibilities of the holders of our ordinary shares and ADSs are governed by our Articles of Association and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S.-based corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith toward the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and interested party transactions requiring shareholder approval. In addition, a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the implications of these provisions that govern shareholders’ actions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares and ADSs that are not typically imposed on shareholders of U.S. corporations.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the U.S. Securities and Exchange Commission, or the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

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This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.” The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our preclinical studies, clinical trials and other product candidate development efforts;

●	our ability to advance our product candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory approvals for our product candidates, and the timing of other regulatory filings and approvals;

●	the clinical development, commercialization and market acceptance of our product candidates;

●	our ability to establish and maintain corporate collaborations;

●	the implementation of our business model and strategic plans for our business and product candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	competitive companies, technologies and our industry; and

●	statements as to the impact of the political and security situation in Israel on our business.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been trading on the Tel Aviv Stock Exchange, or TASE, under the symbol “CFBI” since October 2005.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the TASE in NIS and U.S. dollars. U.S. dollar per ordinary share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. As of June 30, 2014 and September 29, 2014, we had 17,693,938 and 17,721,071 ordinary shares outstanding (excluding 446,827 ordinary shares held as treasury shares). See “Description of Share Capital” for a detailed description of the rights attaching to the shares.

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We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Reported prices in the table below have been adjusted to give retroactive effect to the share split.

	NIS		U.S.$
	Price Per Ordinary Share (1)		Price Per Ordinary Share (1)
	High	Low	High	Low
Annual:
2013	15.600	6.217	4.453	1.725
2012	12.400	7.325	3.225	1.800
2011	23.000	9.125	6.350	2.450
2010	19.000	11.800	5.225	3.100
2009	40.250	6.600	9.625	1.725

Quarterly:
Second Quarter 2014	10.480	6.018	3.018	1.749
First Quarter 2014	11.140	8.683	3.198	2.482
Fourth Quarter 2013	15.600	9.700	4.453	2.789
Third Quarter 2013	8.571	6.217	2.423	1.725
Second Quarter 2013	8.450	6.752	2.336	1.859
First Quarter 2013	10.825	8.000	2.900	2.198
Fourth Quarter 2012	10.975	7.750	2.900	2.075
Third Quarter 2012	9.975	7.325	2.475	1.800
Second Quarter 2012	11.900	7.600	3.175	1.925
First Quarter 2012	12.400	9.450	3.225	2.550

Most Recent Six Months:
September 2014 (through September 29, 2014)	7.068	6.023	1.958	1.634
August 2014	6.808	6.202	1.908	1.816
July 2014	7.059	6.161	2.062	1.797
June 2014	7.307	6.018	2.102	1.749
May 2014	8.724	7.108	2.526	2.045
April 2014	10.480	8.701	3.018	2.510
March 2014	10.340	8.737	2.958	2.506

(1)	We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Reported prices in the table below have been adjusted to give retroactive effect to the share split.

On September 29, 2014, the last reported sales price of our ordinary shares on the TASE was NIS 6.023 per share, or $1.634 per share. On September 29, 2014, the exchange rate of the NIS to the dollar was $1.00 = NIS 3.686 as reported by the Bank of Israel.

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PRICE RANGE OF THE ADSs

On October 2, 2012, the ADSs began trading over the counter, or OTC, in the United States under the symbol “CANFY” and on November 19, 2013, the ADSs began trading on the NYSE MKT under the symbol “CANF.” As of June 30, 2014 we had 2,019,646 ADSs outstanding and as of September 26, 2014, we had 2,183,352 ADSs outstanding. One ADS represents two ordinary shares. See “Description of Share Capital” for a description of the rights attaching to the ADSs.

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of the ADSs on the OTC and NYSE MKT in U.S. dollars.

	U.S.$
	Price Per ADS (1)
	High	Low
Annual:
2013	8.60	3.30
2012 (from October 2, 2012)	5.50	4.74

Quarterly:
Second Quarter 2014	6.10	3.49
First Quarter 2014	6.50	4.85
Fourth Quarter 2013	8.60	5.54
Third Quarter 2013	5.03	3.30
Second Quarter 2013	5.15	3.87
First Quarter 2013	5.10	4.50
Fourth Quarter 2012 (from October 2, 2012)	5.50	4.74

Most Recent Six Months:
September 2014 (through September 29, 2014)	4.00	3.21
August 2014	3.96	3.56
July 2014	4.21	3.50
June 2014	4.05	3.49
May 2014	4.97	3.97
April 2014	6.10	4.90
March 2014	5.96	5.02

(1)	We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Reported prices in the table below have been adjusted to give retroactive effect to the share split.

On September 29, 2014, the last reported sales price of the ADSs on the NYSE MKT was $3.24 per ADS.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as determined in accordance with IFRS as of June 30, 2014.  The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

	As of June 30, 2014
	(NIS	(U.S.$
	in thousands)	in thousands)

Long-term liabilities:	1,694	492

Shareholders’ equity:
Share capital	4,535	1,319
Share Premium	279,694	81,354
Capital reserve	16,257	4,729
Warrants	9,652	2,807
Treasury shares at cost	(3,628)	(1,055)
Accumulated other comprehensive loss	(99)	(29)
Accumulated deficit	(292,405)	(85,051)
Non-controlling interests	1,955	569
Total shareholder’s equity	15,961	4,643

Total capitalization (long-term liabilities and equity)	17,655	5,135

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	ordinary shares which may be represented by ADSs

●	warrants to purchase ordinary shares which may be represented by ADSs; and/or

●	units consisting of one or more of the foregoing

The terms of any securities we offer will be determined at the time of sale. We may issue securities that are exchangeable for or convertible into ordinary shares or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our Articles of Association. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles of Association, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Ordinary Shares

At September 29, 2014, our authorized share capital consists of 40,000,000 ordinary shares, par value NIS 0.25 per share, of which 18,167,898 are issued and outstanding (including 446,827 ordinary shares that are held in treasury).

All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable.  Our ordinary shares are not redeemable and do not have any preemptive rights.  Pursuant to Israeli securities laws, a company whose shares are traded on the TASE may not have more than one class of shares (subject to an exception which is not applicable to us), and all outstanding shares must be validly issued and fully paid.  Shares and convertible securities may not be issued without the consent of the Israeli Securities Authority and all outstanding shares must be registered for trading on the TASE.

We effected a 1-for-25 reverse share split with respect to our ordinary shares, options and warrants on May 12, 2013. Unless indicated otherwise by the context, all ordinary share, option, warrant and per share amounts as well as stock prices appearing in this prospectus have been adjusted to give retroactive effect to the share split for all periods presented.

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Registration Number and Purposes of the Company

Our number with the Israeli Registrar of Companies is 512022153. Our purpose is set forth in Section 3 of our Articles of Association and includes every lawful purpose.

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Pursuant to the Israeli Companies Law and our Articles of Association, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles of Association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Our Articles of Association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits and an issuance of shares for less than their nominal value, require a resolution of our board of directors and court approval.

Dividends

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless such company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, we may only distribute dividends from our profits accrued over the previous two years, as defined in the Israeli Companies Law, according to our then last reviewed or audited financial reports, or we may distribute dividends with court approval. In each case, we are only permitted to pay a dividend if there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Election of Directors

Our ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors described under “Item 6. Directors, Senior Management and Employees - Board Practices - External Directors.”

Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, our directors are elected at a general or special meeting of our shareholders and serve on the board of directors until the end of the next general meeting or they are removed by the majority of our shareholders at a general or special meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law and our Articles of Association. In addition, our Articles of Association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve until the next general meeting or special meeting, or earlier if required by our Articles of Association or applicable law. We have held elections for each of our non-external directors at each annual meeting of our shareholders since our initial public offering in Israel. External directors are elected for an initial term of three years and may be removed from office pursuant to the terms of the Israeli Companies Law. See “Management - Board Practices - External Directors.”

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Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law and our Articles of Association provide that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one quarter of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (1) 5% of our outstanding shares and 1% of our outstanding voting power or (2) 5% of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Furthermore, the Israeli Companies Law and our Articles of Association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles of Association;

●	appointment or termination of our auditors;

●	appointment of directors and appointment and dismissal of external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the Israeli Companies Law;

●	director compensation, indemnification and change of the principal executive officer;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our Board of Director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

The Israeli Companies Law does not allow shareholders of publicly traded companies to approve corporate matters by written consent. Consequently, our Articles of Association does not allow shareholders to approve corporate matters by written consent.

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights.

A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or on a later date if so specified in the summons or notice of the meeting. At the reconvened meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Resolutions

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by applicable law.

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Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a written ballot in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

●	an appointment or removal of directors;

●	an approval of transactions with office holders or interested or related parties;

●	an approval of a merger or any other matter in respect of which there is a provision in the articles of association providing that decisions of the general meeting may also be passed by written ballot;

●	authorizing the chairman of the board of directors or his relative to act as our chief executive officer or act with such authority; or authorize our chief executive officer or his relative to act as the chairman of the board of directors or act with such authority; and

●	other matters which may be prescribed by Israel’s Minister of Justice.

The provision allowing the vote by written ballot does not apply where the voting power of the controlling shareholder is sufficient to determine the vote. Our Articles of Association provides that our board of directors may prevent voting by means of a written ballot and this determination is required to be stated in the notice convening the general meeting.

The Israeli Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing our registered capital, mergers and approval of related party transactions. A shareholder also has a general duty to refrain from depriving any other shareholder of its rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that its vote can determine the outcome of a shareholder vote and any shareholder who, under such company’s articles of association, can appoint or prevent the appointment of an office holder, is required to act with fairness towards the company. The Israeli Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply to a breach of the duty to act with fairness, and, to the best of our knowledge, there is no binding case law that addresses this subject directly.

Under the Israeli Companies Law, unless provided otherwise in a company’s articles of association, a resolution at a shareholders meeting requires approval by a simple majority of the voting rights represented at the meeting, in person, by proxy or written ballot, and voting on the resolution. A resolution for the voluntary winding up of the company requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Access to Corporate Records

Under the Israeli Companies Law, all shareholders of a company generally have the right to review minutes of our general meetings, its shareholders register and principal shareholders register, articles of association, financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar and the ISA. Any of our shareholders may request access to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Israeli Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise prejudice our interests.

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Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of our shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved the tender offer except that if the total votes to reject the tender offer represent less than 2% of the company’s issued and outstanding share capital, in the aggregate, approval by a majority of the offerees that do not have a personal interest in such tender offer is not required to complete the tender offer). However, a shareholder that had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, whether or not such shareholder agreed to the tender or not, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court unless the acquirer stipulated in the tender offer that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who did not accept the tender offer hold 5% or more of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of our issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of 45% or more of the voting rights in the company, if there is no other shareholder of the company who holds 45% or more of the voting rights in the company, unless one of the exemptions in the Israeli Companies Law is met.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to our outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to our outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, a majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

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Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our Articles of Association which requires the prior approval of the holders of a majority of our shares at a general meeting. In addition, the rules and regulations of the TASE also limit the terms permitted with respect to a new class of shares and prohibit any such new class of shares from having voting rights. Shareholders voting in such meeting will be subject to the restrictions provided in the Israeli Companies Law as described above.

Borrowing Powers

Under the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders or other corporate bodies, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits and, in certain circumstances, an issuance of shares for less than their nominal value, require the approval of both our board of directors and an Israeli court.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as Depositary, will register and deliver American Depositary Shares, or ADSs. Each ADS will represent two (2) ordinary shares (or a right to receive two (2) ordinary shares) deposited with the principal Tel Aviv office of Bank Hapoalim, as custodian for the Depositary. Each ADS will also represent any other securities, cash or other property which may be held by the Depositary. The Depositary’s corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having ADSs registered in your name in the Direct Registration System, or DRS, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, or an ADS holder. The description in this section assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The DRS is a system administered by The Depository Trust Company, or DTC, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by statements sent by the Depositary to the registered holders of uncertificated ADSs.

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As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The Depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. The Deposit Agreement, among us, the Depositary, you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the Depositary. New York law governs the Deposit Agreement and the ADSs.

The following is a summary of the material provisions of the Deposit Agreement. For more complete information, you should read the entire Deposit Agreement and the form of ADS. Directions on how to obtain copies of those documents are provided under “Available Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The Depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

●	Cash. The Depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the Deposit Agreement allows the Depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation-Certain Israeli Tax Considerations”. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the Depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. The Depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The Depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the Depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The Depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the Depositary may make these rights available to ADS holders. If the Depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the Depositary may sell the rights and distribute the proceeds in the same way as it does with cash. The Depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the Depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The Depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the Depositary may deliver restricted Depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

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●	Other Distributions. The Depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practicable. If it cannot make the distribution in that way, the Depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The Depositary is not responsible if it decides that it is unlawful or impracticablele to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act other than in accordance with a registration rights agreement in connection with a private placement completed in March 2014. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impracticable for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The Depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the Depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the Depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the Depositary for the purpose of exchanging your ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the Depositary to vote the number of deposited shares their ADSs represent. The Depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the Depositary how to vote. For instructions to be valid, they must reach the Depositary by a date set by the Depositary. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares. To do so, however, you would need to know about the meeting sufficiently in advance to withdraw the shares.

The Depositary will try, as far as practical, subject to the laws of Israel and of our Articles of Association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The Depositary will only vote or attempt to vote as instructed.

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We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote your shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon not less than 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay :	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

●   Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

●   Cancellation of ADSs for the purpose of withdrawal, including if the Deposit Agreement terminates

$.05 (or less) per ADS	● Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	● Distribution of securities distributed to holders of deposited securities which are distributed by the Depositary to ADS holders

$.05 (or less) per ADSs per calendar year	● Depositary services

Registration or transfer fees	● Transfer and registration of shares on our share register to or from the name of the Depositary or its agent when you deposit or withdraw shares

Expenses of the Depositary	● Cable, telex and facsimile transmissions (when expressly provided in the Deposit Agreement)

● Converting foreign currency to U.S. dollars

Taxes and other governmental charges the Depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	● As necessary

Any charges incurred by the Depositary or its agents for servicing the deposited securities	● As necessary

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The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions, by directly billing investors or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the Depositary may make payments to us to reimburse us for expenses and/or share revenue with us from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of the establishment and maintenance of the ADS program. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The Depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

● Change the nominal or par value of our shares

● Reclassify, split up or consolidate any of the deposited securities

●  Distribute securities on the shares that are not distributed to you

● Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the Depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The Depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the Deposit Agreement be amended?

We may agree with the Depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the Depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement, as amended .

How may the Deposit Agreement be terminated?

The Depositary will terminate the Deposit Agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may also terminate the Deposit Agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the Depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

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After termination, the Depositary and its agents will do the following under the Deposit Agreement, but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the Depositary may sell any remaining deposited securities by public or private sale. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the Depositary and to pay fees and expenses of the Depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to ADS Holders

The Deposit Agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

●	are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the Deposit Agreement;

●	are not liable if we or it exercises discretion permitted under the Deposit Agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the Deposit Agreement on your behalf or on behalf of any other person; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the Deposit Agreement, we and the Depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the Depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the Depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

The Depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the Depositary or our transfer books are closed or at any time if the Depositary or we think it advisable to do so.

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Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Pre-release of ADSs

Subject to the provisions of the Deposit Agreement, the Depositary may deliver ADSs before deposit of the underlying shares. This is called a pre-release of ADSs. The Depositary may also deliver shares prior to the receipt and cancellation of pre-released ADSs even if the ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying shares are delivered to the Depositary. The Depositary may receive ADSs instead of shares to close out a pre-release. The Depositary may pre-release ADSs only under the following conditions:

●	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the Depositary in writing that it or its customer, as the case may be, (i) owns the shares or ADSs to be remitted, (ii) will assign all beneficial rights, title and interest in the ADSs or shares to the Depositary and for the benefit of the ADS holders, and (iii) will not take any action with respect to the ADSs or shares that is inconsistent with the assignment of beneficial ownership (including, without the consent of the Depositary, disposing of the ADSs or shares) other than in satisfaction of the pre-release;

●	the pre-release must be fully collateralized with cash or collateral that the Depositary considers appropriate; and

●	the Depositary must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that the Depositary considers appropriate. In addition, the Depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the Depositary may disregard the limit from time to time, if it thinks it is appropriate to do so. At our instruction, pre-release may be discontinued entirely.

Direct Registration System

In the Deposit Agreement, all parties to the Deposit Agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the Depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by statements sent by the Depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Deposit Agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile and in accordance with the Deposit Agreement will not constitute negligence or bad faith on the part of the Depositary.

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Shareholder Communications; Inspection of Register ADS Holders

The Depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The Depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Beneficial Ownership

We may from time to time request that ADS holders provide information as to the capacity in which they hold ADSs or a beneficial interest in such ADSs and regarding the identity of any other persons then or previously having a beneficial interest in ADSs, and the nature of such interest and various other matters. ADS holders agree to provide such information reasonably requested by the us pursuant to the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions received from time to time from us requesting that the Depositary forward any such written requests to the Owners and to forward to us any such responses to such requests received by the Depositary.

Each ADS holder agrees to comply with any applicable provision of Israeli law with regard to the notification to us of the holding or proposed holding of certain interests in the underlying ordinary shares and the obtaining of certain consents, to the same extent as if such ADS holder were a registered holder or beneficial owner of the underlying ordinary shares. The Depositary is not required to take any action with respect to such compliance on behalf of any ADS holder, including the provision of the notifications described below.

As of the date of the Deposit Agreement, under Israeli law, persons who hold a direct or indirect interest in 5% or more of the voting securities of us (including persons who hold such an interest through the holding of ADSs) are required to give written notice of their interest and any subsequent changes in their interest to us within the timeframes set forth in Israeli law. The foregoing is a summary of the relevant provision of Israeli law and does not purport to be a complete review of this or other provisions that may be applicable to ADS holders. We undertake no obligation to update this summary in the future.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, including shares represented by ADSs. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants;

●	the initial offering price;

●	the aggregate amount of warrants and the aggregate amount of equity securities purchasable upon exercise of the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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●	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the amount of warrants issued with each equity security;

●	the date, if any, on and after which the warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States or Israeli federal income tax, accounting or other considerations applicable to the warrants;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus in one or more of the following ways (or in any combination) from time to time:

●	to or through one or more underwriters or dealers;

●	in short or long transactions;

●	directly to investors; or

●	through agents.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	in privately negotiated transactions;

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to those prevailing market prices; or

●	at negotiated prices.

As applicable, we and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

●	the names of any underwriters, dealers or agents;

●	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	the public offering price; and

●	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us, or borrowed from us, or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

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We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in the securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the securities may engage in transactions with and perform other services for us for which they receive compensation.

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Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our shareholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Market

It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

EXPERTS

The consolidated financial statements of Can-fite BioPharma Ltd. and its subsidiaries as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 incorporated by reference in this prospectus have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst &Young Global, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York, has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Kantor & Co., Ramat Gan, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares represented by ADSs to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. You may review and copy the registration statement, reports and other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC's Web site at http://www.sec.gov.

In addition, since our ordinary shares are traded on the TASE, in the past we filed Hebrew language periodic and immediate reports with, and furnished information to, the TASE and the Israel Securities Authority, or the ISA, as required under Chapter Six of the Israel Securities Law, 1968.  On March 31, 2014, we transitioned solely to U.S. reporting standards in accordance with an applicable exemption under the Israel Securities Law.  Copies of our SEC filings and submissions are now submitted to the Israeli Securities Authority and TASE.  Such copies can be retrieved electronically through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il) and the TASE website (maya.tase.co.il).

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference are:

(1)	Our annual report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 31, 2014;

(2)	Our Form 6-Ks filed with the SEC on April 21, 2014, April 29, 2014, May 7, 2014, May 29, 2014, May 30, 2014, June 2, 2014, June 9, 2014, June 17, 2014, July 8, 2014, July 10, 2014, July 14, 2014, August 6, 2014, September 2, 2014, September 5, 2014, September 17, 2014 and September 30, 2014;

(3)	the description of the ADSs and ordinary shares contained in our Form 8-A filed with the SEC on November 15, 2013 including any amendment or report filed for the purpose of updating such description;

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

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We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Can-Fite BioPharma Ltd.

10 Bareket Street, Kiryat Matalon

PO Box 7537

Petach Tikva, Israel

Tel: + 972 3 924-1114

Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us, our Israeli subsidiaries, our directors and officers and the Israeli experts, if any, named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and substantially all of our directors, officers and such Israeli experts, if any, are located outside the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel that it may also be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, as well as a monetary or compensatory judgment in a non-civil matter, provided that the following conditions are met:

●	subject to limited exceptions, the judgment is final and non-appealable;

●	the judgment was given by a court competent under the laws of the state of the court and is otherwise enforceable in such state;

●	the judgment was rendered by a court competent under the rules of private international law applicable in Israel;

●	the laws of the state in which the judgment was given provide for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

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●	the judgment and its enforcement are not contrary to the law, public policy, security or sovereignty of the State of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

●	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the U.S. court.

We have appointed Vcorp Agent Services, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except SEC registration fee.

Securities and Exchange Commission registration fee	$6,440
Legal fees and expenses	$7,500
Accounting fees and expenses	$5,000
Printing expenses	$1,000

Total	$19,940

The expenses listed above do not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

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3,595,506 Ordinary Shares Represented by 1,797,453 American Depositary Shares

Prospectus Supplement

December 2, 2014

H.C. WAINWRIGHT & CO.